UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PREMIER EXHIBITIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 6, 2008

The annual meeting of shareholders of Premier Exhibitions, Inc. will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on Wednesday, August 6, 2008 at 8:00 a.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect nine directors;

•	to approve the Company’s merger with and into its wholly-owned Delaware subsidiary, Premier Exhibitions, Inc., for the sole purpose of changing the Company’s domicile to Delaware;

•	to ratify the selection of Kempisty & Company, Certified Public Accountants, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009; and

•	to transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on June 18, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

By Order of the Board of Directors

Bruce Eskowitz
President and Chief Executive Officer

Atlanta, Georgia
June 24, 2008

TO BE HELD AUGUST 6, 2008
PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS
SUMMARY TERM SHEET
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: TO APPROVE OUR MERGER WITH AND INTO OUR WHOLLY-OWNED DELAWARE SUBSIDIARY FOR THE SOLE PURPOSE OF CHANGING OUR DOMICILE TO DELAWARE
PROPOSAL THREE: RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
OTHER MATTERS

PREMIER EXHIBITIONS, INC.

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the board of directors of Premier Exhibitions, Inc. (“we,” “us” or “our”), a Florida corporation, for use at the 2008 annual meeting of shareholders to be held on Wednesday, August 6, 2008 at 8:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326.

Principal Executive Offices

Our principal executive offices are located at 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, and our telephone number is (404) 842-2600.

Mailing Date

These proxy solicitation materials are first being mailed by us on or about June 24, 2008 to all shareholders entitled to vote at the annual meeting.

Record Date; Outstanding Shares

Shareholders of record at the close of business on June 18, 2008, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.0001 par value per share. As of the record date, 30,166,614 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or facsimile, by our directors, officers and regular employees, none of whom will receive additional compensation for doing so.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (i) your beneficial ownership of the shares; and (ii) that the broker, bank or other nominee is not voting the shares at the meeting.

Proxy Cards and Voting

Each shareholder is entitled to one vote for each share of common stock held as of the record date.

If we receive the enclosed proxy, properly executed, in time to be voted at the annual meeting, the board of directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the nine nominees for election as director;

•	FOR approval of our merger with and into our wholly-owned Delaware subsidiary, Premier Exhibitions, Inc., for the sole purpose of changing our domicile to Delaware; and

•	FOR the ratification of the selection of Kempisty & Company, Certified Public Accountants, P.C., as our independent registered public accounting firm for our fiscal year ending February 28, 2009.

The shares represented by the enclosed proxy may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournments or postponements of the annual meeting.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. The presence, in person or by proxy, of shareholders holding a majority of the shares entitled to vote at the meeting will constitute a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting will be required for approval of the other proposals covered by this proxy statement (without regard to broker non-votes in the case of the proposal to approve our merger with and into our wholly-owned Delaware subsidiary, Premier Exhibitions, Inc., for the sole purpose of changing our domicile to Delaware).

The selection of Kempisty & Company, Certified Public Accountants, P.C., is being presented to our shareholders for ratification. Our audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Abstentions

Abstentions are counted for the purpose of establishing a quorum and will be counted as votes cast at the meeting, but will not be counted as votes cast “for” or “against” any given proposal. Because abstentions are considered to be shares present at the meeting, but are not counted as a vote “for” a given proposal, they will have the effect of a vote cast “against” such proposal (other than the election of directors).

Effect of “Broker Non-Votes”

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients, who are the beneficial owners of such shares, brokers normally have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of an independent registered public accounting firm, but not on non-routine matters. Broker non-votes occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

Because the proposals to be acted upon at the annual meeting include both routine matters as well as one non-routine matter (the approval of our merger with and into our wholly-owned Delaware subsidiary, Premier

Exhibitions, Inc., for the sole purpose of changing our state of domicile to Delaware), with respect to uninstructed shares, a broker may submit a proxy card and vote on the routine matters but not on the non-routine matter. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining whether a proposal has been approved. Accordingly, broker non-votes will not affect the outcome of the proposal to approve our merger with and into our wholly-owned Delaware subsidiary, Premier Exhibitions, Inc., for the sole purpose of changing our state of domicile to Delaware.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed with this proxy statement our 2008 annual report to shareholders and annual report on Form 10-K for our fiscal year ended February 29, 2008, referred to as fiscal year 2008, as filed with the Securities and Exchange Commission. These reports include our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our annual report on Form 10-K by:

•	accessing our internet website located at www.prxi.com;

•	writing to us at: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary; or

•	telephoning us at (404) 842-2600.

You can also obtain a copy of our annual report on Form 10-K and the other periodic filings that we make with the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

SUMMARY TERM SHEET

The following is only a summary of certain information contained in this document. You should carefully review this entire document along with the attached exhibits to understand fully the proposal to elect directors and the reincorporation proposal.

•	Proposal to Elect Directors (see page 6): We are proposing to elect nine directors to our Board of Directors.

•	Reincorporation Proposal (see page 9): We are proposing to change our state of incorporation from Florida to Delaware by merging into our wholly owned subsidiary incorporated in Delaware. The name of the Delaware corporation, which will be our successor in the merger, is also Premier Exhibitions, Inc.

•	Our reasons for the Reincorporation Proposal (see page 9): The primary reason for our reincorporation from Florida to Delaware is to obtain the benefits of Delaware’s comprehensive, widely used and extensively interpreted corporation law.

•	Our Name in Connection with the Reincorporation (see page 9): Our name will not change in connection with the reincorporation; we will continue to be named “Premier Exhibitions, Inc.” Throughout the proxy statement, we refer to Premier Exhibitions, Inc., the Delaware corporation, as “Premier Delaware” or the “surviving corporation” and to Premier Exhibitions, Inc., the Florida corporation, as “Premier Florida” or the “Company.”

•	Effect of Approving the Reincorporation Proposal (see page 10): If our shareholders approve the reincorporation proposal, we would effect the reincorporation merger with and into Premier Delaware and, as a result, we would become a Delaware Corporation. A vote in favor of the reincorporation proposal is a vote to approve the Agreement and Plan of Merger, by and between the Company and Premier Delaware (the “Merger Agreement”). The proposed reincorporation merger would NOT result in any change in our business, management, fiscal year, assets, liabilities or location of our principal facilities. Assuming that we effect the reincorporation merger with and into Premier Delaware, our directors and officers immediately prior to the effective date of the reincorporation merger would become the directors and officers of the surviving corporation.

•	Effect of Not Approving the Reincorporation Proposal (see page 11): If our shareholders do not approve the reincorporation proposal, we would not consummate the reincorporation merger with and into Premier Delaware and we would continue to operate as a Florida corporation.

•	What You Would Receive in the Reincorporation Merger (see page 10): On the effective date of the reincorporation merger, all shares of the common stock of Premier Exhibitions, Inc. would become an equivalent number of shares of common stock of the surviving corporation. Each share of common stock, par value $0.0001, of Premier Florida automatically would be converted into one share of common stock, par value, $0.0001, of Premier Delaware.

•	Effect of Reincorporation on the Trading of Your Shares of Common Stock (see page 10): The NASDAQ Stock Market lists the common stock of Premier Exhibitions, Inc. under the symbol “PRXI.” As soon as reasonably practicable after the reincorporation, the NASDAQ Stock Market would list the common stock of the surviving corporation under the same name and symbol as the it currently lists the common stock of Premier Exhibitions, Inc.

•	Recommendations of the Board of Directors of the Company (see pages 8 and 18): Our Board of Directors recommends that you vote “For” the election of our nine nominees for director. Our Board of Directors also recommends that you vote “For” the reincorporation proposal. Approval of the reincorporation proposal would constitute approval of the Merger Agreement and therefore the reincorporation merger.

•	Dissenters’ Rights (see page 17): Under Florida law, we do not have to provide and are not providing our shareholders with dissenters’ rights because shares of our common stock are national market system securities and are traded on the NASDAQ Global Market under the symbol “PRXI.”

•	Voting of Shares Held in “Street Name” (see page 2): If you hold your shares in street name, which means your shares are held of record by a broker, bank or nominee, your broker, bank or nominee will be permitted, without your instructions, to vote your shares held in street name on the proposal relating to the election of directors. Your broker, bank or nominee will not be permitted, without your instructions, to vote your shares held in street name on the reincorporation proposal. Failure to vote, or to instruct your broker, bank or nominee how to vote any shares held in street name, would have the same effect as a vote against the reincorporation proposal.

•	Tax Effects of the Reincorporation (see page 18): We believe that the reincorporation merger would be tax free to our shareholders and that you would be entitled to the same basis in the shares of the surviving corporation as you had in the shares of common stock of Premier Florida.

•	Changes in Shareholder Rights (see page 11): If we effect the reincorporation merger with and into Premier Delaware, Delaware law and the certificate of incorporation and bylaws of the surviving corporation would govern the rights of all shareholders of Premier Delaware. The Delaware Certificate of Incorporation and Delaware bylaws are attached to the proxy statement as Exhibits B and C, respectively.

WE RECOMMEND THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR (PROPOSAL ONE) AND “FOR” THE REINCORPORATION PROPOSAL (PROPOSAL TWO).

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors at the Annual Meeting

Nine directors are proposed to be elected at the annual meeting to serve until our 2009 annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death.

The board of directors has nominated each of Bruce Eskowitz, Douglas Banker, N. Nick Cretan, Arnie Geller, Gregg M. Goodman, Harold W. Ingalls, Jonathan F. Miller, Alan B. Reed and James S. Yaffe to serve as our directors. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

Any vacancy existing between shareholders’ meetings, including vacancies resulting from an increase in the number of directors or the resignation or removal of a director, may be filled by the board of directors. A director elected to fill a vacancy shall hold office until our next annual meeting of shareholders.

The board of directors does not contemplate that any of the director nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute director nominees as they, in their discretion, determine.

Unless authority to vote for one or more of the director nominees is specifically withheld, proxies will be voted FOR the election of all nine director nominees.

Director
Name and Background	Since

Bruce Eskowitz, age 49, has served as our president and chief executive officer since October 2007, at which time he was also appointed to our board of directors to fill an existing vacancy. Prior to joining us and since January 2007, Mr. Eskowitz was the chief executive officer of the North American Music division of Live Nation, Inc., the world’s largest live music company. In such capacity, he directed Live Nation’s North American local and national live music strategy, including concert promotion, venue management and sponsorships and alliances. From October 2005 to December 2006, Mr. Eskowitz was the president and chief executive officer of the Global Venues and Alliances division of Live Nation. Prior to that, and from 2004 to October 2005, he served as the president and chief executive officer of Live Nation’s Properties division. Prior to 2004, Mr. Eskowitz was the president of Live Nation’s National Sales and Marketing division.
2007

Douglas Banker, age 56, has served as a director of ours since August 2000. Mr. Banker’s more than 30 years of experience in the entertainment industry includes providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products; and the development and management of concerts and similar events. Mr. Banker is currently vice president of McGhee Entertainment, a successful artist management company with offices in Los Angeles and Nashville. McGhee has managed and marketed the careers of many successful recording artists including Bon Jovi, Motley Crue, Scorpions, KISS, Hootie & The Blowfish, Ted Nugent, Slipknot, Asian Pop-star Tata Young and country stars Jo Dee Messina and Chris Cagle. Mr. Banker also served as president of the board of the Motor City Music Foundation in Detroit, Michigan from 1996 to 2000.
2000

N. Nick Cretan, age 73, has served as a director of ours since April 2000. Mr. Cretan has more than 30 years of management experience, including as chief operating officer of the non-profit Maritime Association of the Port of New York and New Jersey, which is a trade association to develop and promote the Port of New York and New Jersey. Mr. Cretan held this position until he retired in 2004. Previously, he served as deputy director of the San Francisco Marine Exchange, as staff assistant at the National Federation of Independent Business and as executive director of the American Merchant Marine Memorial Foundation. He also serves as president of Friends of the Statue of Liberty, Ellis Island Foundation, president of Friends of Gateway National Parks Foundation and trustee of the United Seamen’s Service.
2000

Director
Name and Background	Since

Arnie Geller, age 67, has served as a director of ours since May 1999. Mr. Geller served as our president from May 1993 to May 1995, and he was reappointed as our president in November 1999. He served in that capacity and as chief executive officer through September 2007 when he relinquished such titles to become our executive chair. Mr. Geller served as our executive chair between September 2007 and March 2008. In March 2008, he became our non-executive chairman of the board. Prior to 1993, for approximately 27 years, Mr. Geller had principally been engaged in various executive capacities in the recording industry.
1999

Gregg M. Goodman, age 44, was appointed to our board of directors in April 2008 to fill an existing vacancy. Mr. Goodman is the Executive Vice President, Development at The Mills, a subsidiary of the Simon Property Group (NYSE: SPG). Mr. Goodman has served The Mills as an Executive Vice President since 2001 and is responsible for overseeing all development and anchor leasing activities across The Mills’ properties portfolio. Such portfolio consists of “Mills” branded super-regional destination centers such as Sawgrass Mills and the Block at Orange, a unique lifestyle/entertainment project. Prior to his current position, and between 1994 and 2001, Mr. Goodman served in various executive positions for The Mills.
2008

Harold W. Ingalls, age 61, was appointed to our board of directors in April 2008 to fill an existing vacancy. Mr. Ingalls has served as our chief financial officer since February 2008. Prior to joining us and since October 2007, Mr. Ingalls was a partner at the Atlanta, Georgia office of Genstar Capital Partnership, a private equity firm, where he was responsible for identifying investment opportunities. Prior to joining Genstar, and between August 2006 and October 2007, Mr. Ingalls was the vice president and chief financial officer of CardioMEMS, Inc., which specializes in proprietary wireless sensing and communication technology for the human body. From October 2001 to July 2006, Mr. Ingalls was the vice president of finance and chief financial officer of Serologicals Corporation, a developer of consumable biological products.
2008

Jonathan F. Miller, age 51, was appointed to our board of directors in September 2007 to fill an existing vacancy. Mr. Miller most recently, and from August 2002 until November 2006, served as the chairman of the board and chief executive officer of America Online, Inc. and AOL LLC. Previously, and from 1997 to June 2002, Mr. Miller was employed by USA Information and Services, now IAC/InterActiveCorp and Expedia, Inc., most recently as its chief executive officer and president. Prior to his tenure at USA Information and Services, and from 1993 to 1997, Mr. Miller was managing director of Nickelodeon International, a unit of Viacom Inc.’s MTV Networks. From 1987 to 1997, he was vice-president, programming and co-general manager of NBA Entertainment. Mr. Miller is on the boards of directors of the American Film Institute and Idearc Inc. (NYSE: IAR). He is also a member of the Emerson College board of trustees and a trustee of WNYC Public Radio in New York City.
2007

Alan B. Reed, age 50, is the founder of Reed Financial Corporation, a firm created in 2002 to provide accounting and business advisory services. From 1983 to 2002, Mr. Reed was president of Alan B. Reed, CPA, P.C., an accounting firm specializing in the entertainment industry. From 1983 to 1993, Mr. Reed was president of Personal Business Management Services, Inc., a company that managed federally insured credit unions. Mr. Reed worked as a senior accountant with the firm of Zeiderman & Edelstein, P.C. in New York City from 1980 to 1982. From 1979 to 1980, Mr. Reed was a junior accountant with the entertainment accounting firm of Gelfand Bresslauer Rennert & Feldman in New York City.
2006

Director
Name and Background	Since

James S. Yaffe, age 47, was appointed to our board of directors in September 2007 to fill an existing vacancy. Mr. Yaffe is currently a partner at Windsor Media, an operational holding company. Prior to Windsor, and from July 2001 to December 2007, Mr. Yaffe was the managing partner of the corporate consulting practice at The Endeavor Agency, LLC, a talent agency that represents leading actors, writers, directors and production companies in the entertainment and media industries. While at The Endeavor Agency, Mr. Yaffe founded the Endeavor Marketing Solutions division to act as a brand development lab to create and develop new businesses, including Martha Stewart/KB Homes, the BP Solar Neighborhood Program and The PussyCat Dolls. He is on the board of directors of the Yaffe Center for Persuasive Communications at the University of Michigan and By Kids For Kids, an innovation lab empowering kids to invent products and take them to market.
2007

WE RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR”
THE ELECTION TO THE BOARD OF EACH OF THE ABOVE NOMINEES

PROPOSAL TWO:

TO APPROVE OUR MERGER WITH AND INTO OUR
WHOLLY-OWNED DELAWARE SUBSIDIARY FOR THE
SOLE PURPOSE OF CHANGING OUR DOMICILE TO DELAWARE

We are presently a Florida corporation and propose to reincorporate as a Delaware corporation. The reincorporation will be effected pursuant to an Agreement of Merger and Plan of Merger and Reorganization (the “Merger Agreement”) by and between us and Premier Exhibitions, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Premier Delaware”) that was formed for the sole purpose of merging with us to effect the reincorporation (the “Merger”). Our directors have approved the Merger Agreement and the Merger. The Merger Agreement, the Delaware certificate of incorporation (the “Delaware Certificate”) and the Delaware bylaws (the “Delaware Bylaws”) are included as Appendices A, B and, C, respectively, to this proxy statement.

Principal Reasons for the Reincorporation

For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has adopted, construed, and implemented comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized under its General Corporation Law (the “DGCL”).

Many corporations choose to incorporate in Delaware or choose to reincorporate in Delaware, as we now propose to do, in order to take advantage of Delaware’s flexible and responsive corporate laws. We believe that our company and its shareholders would benefit from the flexible corporate and legal environment provided by Delaware law, which we feel is a more appropriate environment in which to operate than currently exists in Florida. Our board of directors considered the following benefits available to Delaware corporations in deciding to propose the reincorporation:

•	the DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware, including its use of modern computer technology;

•	the Delaware General Assembly, which each year considers and adopts statutory amendments in an effort to ensure that the DGCL continues to be responsive to the changing needs of businesses;

•	the highly regarded Delaware Court of Chancery and the Delaware Supreme Court, which regularly handle complex corporate issues; and

•	the well-established body of case law construing Delaware law, which has developed over the last century, and which provides businesses with a greater degree of predictability with respect to corporate legal issues than most, if not all, other U.S. jurisdictions.

We also believe that, as a Delaware corporation, we will be better able to attract and retain qualified directors and officers than we are able to as a Florida corporation, in part, because Delaware law is more predictable with respect to the issue of liability of directors and officers than the law of Florida or other states. The increasing frequency of litigated claims against directors and officers has greatly expanded the risks to directors and officers of exercising their respective duties. The time and money required to respond to and litigate such claims can be substantial. Although both Florida law and Delaware law reduce or limit the monetary liability of directors for breaches of their fiduciary duty of care, the predictability of Delaware law, as stated above, affords officers and directors a greater degree of comfort as to their risk of liability than that afforded under Florida law. Reincorporation from Florida to Delaware may therefore make it easier to attract future candidates willing to serve on our board of directors.

No Change in Business, Management, Jobs or Physical Location

While the reincorporation will change our legal domicile, it will not result in any change in our business, corporate strategy, management, location of our offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the reincorporation, which we consider to be immaterial). Our management, including all of our directors and officers, will remain the same following the reincorporation. Our executive officers and directors will not be entering into any new employment agreements or other comparable arrangements in connection with the reincorporation.

Subsidiary

We have formed Premier Exhibitions, Inc. as a wholly-owned Delaware corporation (“Premier Delaware”) exclusively for the purpose of merging with us to effect the reincorporation. The address and phone number of Premier Delaware’s principal office will be the same as our current address and phone number. Before the reincorporation, Premier Delaware will have no material assets or liabilities and will not have carried on any business. Upon completion of the reincorporation, the rights of the shareholders of Premier Delaware will be governed by the DGCL and the Delaware Certificate and the Delaware Bylaws of Premier Delaware.

Certain Implications of the Reincorporation

The Merger Agreement provides that we will merge with and into Premier Delaware, with Premier Delaware being the surviving corporation. Under the Merger Agreement, Premier Delaware will assume all of our assets and liabilities, including obligations under our outstanding indebtedness and contracts, and we will cease to exist as a corporate entity. Our existing board of directors and officers will become the board of directors and officers of Premier Delaware. Our subsidiaries will become subsidiaries of Premier Delaware.

At the effective time of the reincorporation, each outstanding share of our common stock, par value $.0001, automatically will be converted into one share of common stock of Premier Delaware, $.0001 par value. Shareholders will not have to exchange their existing stock certificates for stock certificates of Premier Delaware. Upon request or as required by any applicable state law, we will issue new certificates to anyone who holds our stock certificates, provided that such holder has surrendered the certificates representing our shares in accordance with the Merger Agreement. Any request for new certificates will be subject to customary requirements including proper endorsement, signature guarantee, if required, and payment of any applicable taxes and fees.

Shareholders whose shares of our common stock were freely tradable before the reincorporation will own shares of Premier Delaware that are freely tradable after the reincorporation. Similarly, any shareholders holding securities with transfer restrictions before the reincorporation will hold shares of Premier Delaware that have the same transfer restrictions after the reincorporation.

After the reincorporation, Premier Delaware will continue to be a publicly held corporation, with its common stock trading on the NASDAQ Global Market. We will retain the same trading symbol “PRXI.”

If we effect the reincorporation with and into Premier Delaware, all of our employee benefit plans, including stock option and other equity-based plans, would be continued by Premier Delaware, and each stock option and other equity-based award issued and outstanding pursuant to these plans would be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of Premier Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.

Anti-Takeover Implications

Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws or to otherwise adopt measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. Our board of directors, however, is not proposing the reincorporation to prevent a change in control and is not aware of any present attempt by any person to acquire control of us or to obtain representation on our board of directors. Our board of directors has no independent plans to implement any defensive strategies to enhance our ability to negotiate with an unsolicited bidder.

With respect to the potential implementation of defensive measures in the future, except as indicated below, Delaware law is preferable to Florida law because of the substantial judicial precedent on the legal principles applicable to defensive measures. As either a Florida corporation or a Delaware corporation, we could implement some of the same defensive measures. As a Delaware corporation, however, we would benefit from the predictability of Delaware law on these matters. However, Florida has “control share” and “affiliated person” transaction statutes, which may not apply to corporations incorporated elsewhere. While these anti-takeover provisions of Florida law may be effective in preventing takeovers, we do not believe that their potential unavailability outweigh the value of reincorporating in Delaware. Please see “Control-Share Acquisition Transactions” and “Business Combination Statutes” below for more information.

Accounting Treatment

The reincorporation would be accounted for as a reverse merger under which, for accounting purposes, Premier Delaware would be considered the acquirer and the surviving corporation, and Premier Delaware would be treated as the successor to the Company’s historical operations. Accordingly, our historical financial statements would be treated as the financial statements of Premier Delaware.

Regulatory Matters

In connection with the consummation of the reincorporation merger, it will be necessary for us to file articles of merger with the Florida Department of State and a certificate of merger with the Secretary of State of Delaware.

Vote Required For the Reincorporation Proposal

The Merger Agreement and the Merger were approved by our board of directors. Approval of the reincorporation proposal, which constitutes approval of the Merger Agreement and the Merger and a ratification of the Delaware Bylaws and the Delaware Certificate, requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Once this proposal has been approved, we will effect the merger by action of the directors of Premier Delaware and Premier Delaware’s sole shareholder, us, in accordance with the terms of the Merger Agreement. A vote in favor of the reincorporation proposal is a vote to approve the Merger Agreement. A vote in favor of the reincorporation proposal is also effectively a vote in favor of the Delaware Certificate and the Delaware Bylaws.

Effective Time

If the reincorporation is approved by the shareholders at the annual meeting, it is anticipated that the reincorporation will become effective as soon as practicable thereafter. The Merger Agreement may be terminated and abandoned by action our board of directors at any time prior to the effective time of the reincorporation, whether before or after the approval of this proposal 2, if our board of directors determines for any reason, in its sole judgment and discretion, that the consummation of the reincorporation would not be in the best interests of our shareholders.

Comparison of Shareholder Rights Before and After the Reincorporation

The voting rights, votes required for the election of directors and other matters, indemnification provisions, procedures for amending our charter, procedures for the removal of directors, dividend and liquidation rights, requirements regarding examination of books and records and procedures for setting a record date will not change in any material way. However, there are some material differences between the Florida Business Corporation Act, or “FBCA,” and the DGCL which are explained in the narrative summary below. This summary does not address each difference between Florida law and Delaware law. Rather, such summary focuses on those differences which we believe are most relevant to our existing shareholders.

Moreover, this proxy statement merely summarizes certain differences between the FBCA and the DGCL, the Florida articles of incorporation, the Florida bylaws, the Delaware Certificate and the Delaware Bylaws. Many provisions of the FBCA, the DGCL the Florida articles of incorporation, the Florida bylaws, the Delaware Certificate and the Delaware Bylaws may be subject to differing interpretations, and the discussion offered herein may be incomplete in certain respects. As a result, the discussion contained in this proxy statement is not a substitute for direct reference to the FBCA, the DGCL and the Florida articles of incorporation, the Florida bylaws, the Delaware Certificate and the Delaware Bylaws or for professional interpretation of them. This summary is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to Florida and Delaware law.

Standard of Conduct for Directors

Florida

Under the FBCA, directors have a fiduciary relationship to their corporation and its shareholders and, as such, are required to discharge their duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner they reasonably believe to be in the best interests of the corporation. In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate.

Delaware

Under the DGCL, the standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors of Delaware corporations are subject to fiduciary duties of care, loyalty and good faith. The duty of loyalty requires directors to refrain from self-dealing and the duty of care requires directors managing the corporate affairs to use that amount of care which ordinarily careful and prudent persons would use in similar circumstances and act on an informed basis after due consideration of the relevant information that is reasonably available. In general, gross negligence has been established as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations. Breaching the duty of good faith requires, for example, intentional dereliction of duty or a conscious disregard of one’s responsibilities. When directors act consistently with their duties of care, loyalty and good faith, their decisions generally are presumed to be valid.

Dividends and Other Distributions

Florida

Under the FBCA, a corporation may make a distribution, unless after giving effect to the distribution: (i) the corporation would not be able to pay its debts as they come due in the usual course of business; or (ii) the corporation’s assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the FBCA, a corporation’s redemption of its own common stock is deemed a distribution.

Delaware

The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Meeting of Shareholders

Florida

As permitted under the FBCA, a special meeting of shareholders may be called by (i) the board of directors; (ii) by written demand of the holders of not less than 10% of all shares of the corporation entitled to vote at the meeting; or (iii) the person(s) authorized to do so in the articles of incorporation or bylaws.

Delaware

As permitted under the DGCL, a special meeting of stockholders may be called by the (i) board of directors or (ii) person(s) authorized by the certificate of incorporation or bylaws.

Our Florida bylaws presently provide that a special meeting of our shareholders may be called for any purpose or purposes by the board of directors or by our president, by shareholders owning 66 2/3% of the shares of our stock issued and outstanding and entitled to vote or as otherwise provided by law. We intend to make no changes to this provision in connection with the reincorporation and establishing our Delaware Bylaws.

Limitation of Liability

Florida

The FBCA generally provides that a director of a corporation is not personally liable for monetary damages to the corporation or other person unless the director breached or failed to perform his duties as a director, and such breach or failure: (i) constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) constitutes a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) results in an unlawful distribution; (iv) in the case of a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct; or (v) in the case of a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

Delaware

The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability under the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

The Delaware Certificate contains a provision limiting the liability of its directors in this manner. Our board of directors believes that by limiting a directors’ liability as permitted under the DGCL, it will be able to attract and retain qualified directors. The Delaware Certificate limits the liability of Premier Delaware’s directors to the fullest extent permitted by the DGCL. Premier Delaware’s directors will not be liable for monetary damages for acts or omissions occurring on or after the effective date of the reincorporation, even if they should fail to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). The Delaware Certificate would not limit or eliminate any liability of directors for acts or omissions occurring prior to the effective date of the reincorporation. The DGCL does not permit elimination or limitation of the liability of directors for breaches of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the DGCL, or transactions from which a director derived an improper personal benefit. Further, the Delaware Certificate would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director’s duty of care. In addition, the Delaware Certificate would not affect a director’s liability to third parties or under the federal securities laws.

Our board of directors recognizes that the Delaware Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders from instituting litigation against directors for breach of their duty of care, even though such an action might benefit Premier Delaware and its stockholders. However, our board of directors believes this concern is outweighed by the benefit to Premier Delaware of retaining highly qualified directors. Our board of directors also believes that the Delaware Certificate may have a favorable impact over the long term on the availability, cost, amount, and scope of coverage of directors’ liability insurance, although there can be no assurance of such an effect.

While the Delaware Certificate may be viewed as limiting the rights of stockholders in some respects, our board of directors believes, however, that these provisions will help balance the legal obligations of, and protections for, directors, and will contribute to the quality and stability of Premier Delaware’s corporate governance. Our board of directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders.

The members of our board of directors may be deemed to have a personal interest in effecting the reincorporation, because, as directors of Premier Delaware, they may personally benefit from the limitations on liability contained in the Delaware Certificate.

Indemnification

Florida

The FBCA requires a corporation to indemnify any director, officer, employee or agent of the corporation if such person has been successful on the merits or otherwise in defense of any proceeding, or any claim, issue or matter therein, for expenses actually and reasonably incurred by such person in connection with the proceeding or the person’s defense of the claim, issue or matter.

Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

The indemnification and advancement of expenses provided under the FBCA are not exclusive, and a corporation may enter into an agreement to provide for indemnification; however, no indemnification or advancement of expenses may be made to any person if a judgment or other final adjudication establishes that the person’s actions, or omissions to act, were material to the cause of adjudicated action and constitute: (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the person derived an improper personal benefit; (iii) in the case of a director, an unlawful distribution to shareholders; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation or a shareholder.

Under Florida law, unless a corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that: (i) the indemnitee is entitled to mandatory indemnification because they were successful on the merits or otherwise in defense of any proceeding, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (ii) the indemnitee is entitled to indemnification or advancement of expenses, or both, by virtue of the corporation’s exercise of its power to make further indemnification; or (iii) the indemnitee is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the required standard of conduct.

Delaware

The Delaware Certificate, as discussed below, reflects the broad scope of indemnification under the DGCL. The Delaware Certificate provides for indemnification to the fullest extent permitted under the DGCL to any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (i) is or was a director or officer of Premier Delaware or any predecessor of Premier Delaware or (ii) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at the request of Premier Delaware or any predecessor of Premier Delaware; provided, however, that such indemnification must be authorized in advance by the board of directors.

The Delaware Certificate provides that Premier Delaware may grant rights to indemnification, and rights to be paid by Premier Delaware the expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of Premier Delaware or any predecessor of Premier Delaware to the fullest extent with respect to the indemnification and advancement of expenses of directors and officers of Premier Delaware.

The right to indemnification includes the right to receive payment of expenses to directors or officers in advance of the final disposition of such proceeding, consistent with applicable law from time to time in effect; provided, however, that if the DGCL requires payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay Premier Delaware if it is ultimately determined that he or she was not entitled to indemnification. The broad scope of indemnification available under Delaware law will permit Premier Delaware to offer its directors and officers greater protection against the costs and risks attendant to litigation of claims against officers and directors. Our board of directors believes that such protection is reasonable and desirable in order to enhance Premier Delaware’s ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of Premier Delaware with regard to the best interests of Premier Delaware and its shareholders.

Insofar as the Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

Our board of directors recognizes that Premier Delaware may, in the future, be obligated to incur substantial expense as a result of the indemnification rights conferred under the Delaware Certificate, which are intended to be as broad as possible under applicable law.

The members of our board of directors may be deemed to have a personal interest in the effectuation of the reincorporation, because, as directors of Premier Delaware, they may personally benefit from the indemnification provisions of the Delaware Certificate.

Amendment to Charter

Florida

The FBCA generally requires approval by a majority of directors and by holders of a majority of the shares entitled to vote on any amendment to a Florida corporation’s articles of incorporation. In addition, the amendment must be approved by a majority of the votes entitled to be cast on the amendment by any class or series of shares with respect to which the amendment would create dissenters’ rights. A Florida corporation’s board of directors must recommend the amendment to the shareholders, unless such board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.

Delaware

The DGCL provides that the certificate of incorporation of a Delaware corporation may be amended upon adoption by the board of directors of a resolution setting forth the proposed amendment and declaring its advisability, followed by the affirmative vote of a majority of the outstanding shares entitled to vote. It also provides that a certificate of incorporation may provide for a greater vote than would otherwise be required by the DGCL.

Control-Share Acquisition Transactions

Florida

The FBCA has a “control-share” acquisition statute. It is an effective anti-takeover provision because it limits the voting rights of shares owned above a threshold. It can be waived by a vote of the shareholders, without the control-shares voting.

A corporation is subject to this provision if it has 100 or more shareholders, its principal place of business, principal office, or substantial assets within Florida, and either: (i) more than 10% of its shareholders resident in Florida; (ii) more than 10% of its shares owned by residents of Florida; or (iii) 1,000 shareholders resident in Florida. Florida enacted the act to deter and hinder takeovers of Florida corporations. The FBCA generally provides that shares acquired in a control-share acquisition will not possess any voting rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. A control-share acquisition is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control-shares of a publicly-held Florida corporation.

Control-shares are shares, which, except for the FBCA, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after acquisition of such shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges: (i) 20% or more but less than 33 1/3% of all voting power; (ii) 33 1/3% or more but less than a majority of all voting power; or (iii) a majority or more of all voting power.

Florida’s “control share” acquisition statute does not apply to us because we do not have our principal place of business or our principal office, or have substantial assets, within the state of Florida.

Delaware

Delaware does not have a control share acquisition statute, and the Florida statute does not apply to us. Also, because we have no present intent to employ defensive measures to defeat a planned takeover by a third party bidder, and because the Florida control share acquisition statute does not apply to us, we do not believe that the potential unavailability of the statute as a takeover defense is material to the decision whether to reincorporate in Delaware.

Business Combination Statutes

Florida

Florida does not have a business combination statute like the Delaware statute described below. Instead, Florida has an affiliated transactions statute, as described below.

Delaware

This Delaware statute is complex, but generally limits specified business combinations of Delaware corporations with interested shareholders. Under the DGCL, an “interested shareholder,” defined as a shareholder whose beneficial ownership in the corporation is at least 15% of the outstanding voting securities or an affiliate who owned at least 15% of outstanding voting shares in the last three years, cannot enter specified business combinations with the corporation for a period of three years following the time that such person became an interested shareholder unless: (i) before such time, the corporation’s board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder; (ii) upon consummation of the transaction in which any person becomes an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by specified employee stock ownership plans and persons who are both directors and officers of the corporation; or (iii) at or subsequent to such time, the business combination is both approved by the board of directors and authorized at an annual or special meeting of shareholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested shareholder.

A corporation may elect in its certificate of incorporation not to be governed by this section of the DGCL. The Delaware Certificate does not contain this election.

Florida Affiliated Transactions Statute

Florida

This Florida statute is complex, but generally defines an “affiliated transaction” as: (i) a merger by a Florida corporation with an “interested shareholder”; (ii) a sale, lease or other disposition to the interested shareholder of assets of the corporation above a certain threshold including 5% or more of the fair market value of all of the assets of the corporation; (iii) or the issuance or transfer by the corporation of shares of its capital stock having a fair market value equal to 5% of the fair market value of all of the outstanding shares of the corporation to the interested shareholder; (iv) adoption of any plan for liquidation or dissolution involving the interested shareholder; (v) any reclassification of securities; or (vi) any receipt by the interested shareholder of any loans, guarantees or other financial assistance. An interested shareholder is any person who is a beneficial owner of more than 10% of the outstanding voting shares of the corporation. Beneficial ownership is defined similarly to that defined by the Securities and Exchange Commission. Generally, the Florida statute requires approval of an affiliated transaction by 66 2/3% of the voting shares of the corporation other than the shares beneficially owned by the interested shareholder. The statute further provides that a majority of the disinterested directors may approve an affiliated transaction. Additionally, the statute regulates the amount of cash and other assets to be received by the corporation’s holders of voting securities. Finally, among other limitations, for a specified three-year period during which the interested shareholder has been an interested shareholder, he or she shall not have received any loans, guarantees or other financial assistance from the corporation.

Delaware

Delaware does not have an “affiliated transaction” statute but has a business combination statute, as described above.

Dissenter’s Appraisal Rights

Florida

Under the FBCA, shareholders may dissent from, and demand cash payment of, the fair value of their shares in the event of a number of corporate actions including but not limited to: (i) a merger or consolidation of the corporation, or (ii) a sale or exchange of all or substantially all of a corporation’s assets, including a sale in dissolution.

Appraisal rights shall not be available for the holders of shares of any class or series of shares which is: (i) listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (as we are, given our listing on the NASDAQ Global Market); or (ii) not so listed or designated, but has at least 2,000 shareholders (including beneficial owners who hold their shares in “street name” through brokers) and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10% of such shares.

We do not have to provide and are not providing our shareholders with dissenters’ rights because shares of our common stock are national market system securities and are traded on the NASDAQ Global Market under the symbol “PRXI.”

Delaware

Under the DGCL, appraisal rights may be available in connection with a statutory merger or consolidation in specified situations. Appraisal rights are not available under the DGCL for the holders of shares of any class or series of stock which is listed: (i) on a national securities exchange, or (ii) held of record by more than 2,000 shareholders (including beneficial owners who hold their shares in “street name” through brokers).

Sequestration of Shares

Florida

The FBCA has no provision comparable to that described below.

Delaware

The DGCL provides that the shares of any person in a Delaware corporation may be attached or “sequestered” for debts or other demands.

Certain Federal Income Tax Consequences of Reincorporation

We intend the reincorporation to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a tax-free reorganization, the holders of our common stock will not recognize any gain or loss under the Federal tax laws as a result of the occurrence of the reincorporation, and neither will we or Premier Delaware. Each holder will have the same basis in our common stock received as a result of the reincorporation as that holder has in the corresponding common stock held at the time the reincorporation occurs. Each holder’s holding period in our common stock received as a result of the reincorporation will include the period during which such holder held the corresponding common stock at the time the reincorporation occurs, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation.

This proxy statement only discusses U.S. federal income tax consequences and has done so only for general information. This proxy statement does not address all of the federal income tax consequences that may be relevant to particular shareholders based upon individual circumstances or to shareholders who are subject to special rules, such as, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. This proxy statement does not address the tax consequences under state, local or foreign laws.

This discussion is based on the Internal Revenue Code of 1986, as amended, laws, regulations, rulings and decisions in effect as of the date of this proxy statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. We have neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences discussed above.

You should consult your own tax advisor to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

WE RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” APPROVAL OF OUR MERGER WITH AND INTO OUR WHOLLY-OWNED DELAWARE SUBSIDIARY FOR THE SOLE
PURPOSE OF CHANGING OUR DOMICILE TO DELAWARE

PROPOSAL THREE:

RATIFICATION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Kempisty & Company, Certified Public Accountants, P.C., as our independent registered public accounting firm for our fiscal year ending February 28, 2009, referred to as fiscal year 2009. This selection will be presented to our shareholders for approval at the annual meeting. Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve of our selection of Kempisty & Company then the audit committee will reconsider its choice.

The board of directors unanimously recommends a vote FOR the proposal to ratify the selection of Kempisty & Company to serve as our independent registered public accounting firm. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

Kempisty & Company has advised us that it will have a representative present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Fees Paid to Kempisty & Company, Certified Public Accountants, P.C.

We paid the following fees to Kempisty & Company for fiscal year 2008 and for the fiscal year ended February 28, 2007, referred to as fiscal year 2007:

	Fiscal Year 2008	Fiscal Year 2007

Audit fees	$107,551	$113,026
Audit-related fees	$64,521	0
Tax fees	$45,185	0
All other fees	$0	0

Total	$217,257	$113,026

Audit fees for each of fiscal year 2008 and fiscal year 2007 included fees associated with audits of our financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and reviews of our registration statements filed with the Securities and Exchange Commission. Audit fees for each fiscal year 2008 and fiscal year 2007 also included fees associated with audits of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002). The tax fees listed above consist of fees paid to our principal accounting firm for tax compliance work and tax advice.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of our independent registered public accounting firm for any non-audit accounting and tax services to be performed for us is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services (Kempisty & Company was not engaged to perform any non-audit services in fiscal years 2008 or 2007). Pursuant to the Sarbanes-Oxley Act of 2002 and the audit committee’s charter, the audit committee is responsible for the engagement of our independent registered public accounting firm and for pre-approving all audit and non-audit services provided by our independent registered public accounting firm that are not prohibited by law.

The audit committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The audit committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The audit committee has delegated pre-approval authority to the chairman of the audit committee, subject to reporting any such approvals at the next audit committee meeting. The audit committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure such services are within the scope of approval.

The pre-approval requirements are not applicable with respect to the provision of de minimis non-audit services that are approved in accordance with the Securities Exchange Act of 1934, as amended, and our audit committee’s charter.

WE RECOMMEND THAT OUR SHAREHOLDERS VOTE “FOR” APPROVAL
OF KEMPISTY & COMPANY AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE1

The audit committee is currently comprised of Mr. Reed (chairman), Mr. Banker and Mr. Cretan, each of whom is independent in accordance with the listing standards of The Nasdaq Stock Market. The duties and responsibilities of the audit committee are set forth in the audit committee’s charter, as adopted by the board of directors in April 2006.

The audit committee oversees the financial reporting process for Premier Exhibitions, Inc. (the “Company”) on behalf of the board of directors, and has other duties and functions as described in its charter.

Company management has the primary responsibility for the company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The audit committee has:

•	reviewed and discussed the Company’s audited financial statements for fiscal year 2008 with management and the independent registered public accounting firm;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the Company’s independent registered public accounting firm its independence.

When evaluating Kempisty & Company’s independence, the audit committee discussed with Kempisty & Company any relationships that may impact such firm’s objectivity and independence. The audit committee has also considered whether the provision of non-audit services by Kempisty & Company is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Kempisty & Company’s independence from the Company and its management.

The audit committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the company’s financial reporting.

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended February 29, 2008 for filing with the Securities and Exchange Commission. The audit committee has also selected the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009 and has submitted such selection for ratification by the Company’s shareholders at the annual meeting.

Audit Committee:

Alan B. Reed, Chairman
Douglas Banker
N. Nick Cretan

CORPORATE GOVERNANCE

Board Meetings

During fiscal year 2008, our board of directors held a total of 12 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings of all committees of the board of directors on which he served (during the periods that he served).

Our board of directors has affirmatively determined that Mr. Banker, Mr. Cretan, Mr. Goodman, Mr. Miller, Mr. Reed and Mr. Yaffe each qualifies as independent in accordance with the listing standards of The Nasdaq Stock Market.

Board Committees

The board of directors has established an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. The current charters of each of the audit committee, compensation committee and corporate governance and nominating committee are available on our website located at www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

Our audit committee was formed in April 2006. The current members of the audit committee are Mr. Reed (chairman), Mr. Banker and Mr. Cretan. Our board of directors has determined that all of the members of the audit committee are independent in accordance with the listing standards of The Nasdaq Stock Market and applicable Securities and Exchange Commission rules. Our board of directors has designated Mr. Reed, the audit committee chairman, as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. Our board of directors has determined that Mr. Reed qualifies as an “audit committee financial expert” by virtue of his career in accounting. See “Proposal One: Election of Directors,” beginning on page 6, for more information about Mr. Reed’s background and experience.

Our audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and any non-audit services to be performed by our independent registered accounting firm (subject to a de minimis exception for non-audit services that are approved by the audit committee prior to completion of the audit); directly consults with our independent registered public accounting firm; reviews and appraises the efforts of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the board of directors. The audit committee’s report relating to fiscal year 2008 appears on page 20.

The audit committee held three meetings during fiscal year 2008.

Compensation Committee

Our compensation committee was formed in April 2006. The current members of the compensation committee are Mr. Cretan (chairman), Mr. Banker and Mr. Reed. Our board of directors has determined that each of the members of our compensation committee is independent in accordance with the listing standards of The Nasdaq Stock Market.

Our compensation committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers. Among its duties, our compensation committee determines the compensation and benefits paid to our executive officers, our chairman of the board, president and chief executive officer. Our president and chief executive officer routinely consults with our compensation committee in connection with the determination of the compensation and benefits paid to our other executive officers. However, our president and chief executive officer does not participate and is not otherwise involved in the deliberations of the compensation committee with respect to his own compensation and benefits.

Our compensation committee annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of awards of stock options and establishes the number of shares and other terms applicable to such awards.

Our compensation committee also determines the compensation paid to our board of directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our non-employee directors is set forth under the heading “Director Compensation” on page 24.

In addition, our compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter. The compensation committee’s report relating to fiscal year 2008 appears on page 32 of this proxy statement.

Our compensation committee has the authority to delegate any of its responsibilities to subcommittees that are composed entirely of independent directors, as the chairman of the compensation committee may deem appropriate.

The compensation committee held seven meetings during fiscal year 2008.

For more information on the role of the compensation committee in determining executive compensation, see Compensation Discussion and Analysis beginning on page 27.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee was formed in April 2006. The current members of the corporate governance and nominating committee are Mr. Banker (chairman), Mr. Cretan and Mr. Reed. The board of directors has determined that each member of our corporate governance and nominating committee is independent in accordance with the listing standards of The Nasdaq Stock Market.

Our corporate governance and nominating committee is charged with nominating the slate of director nominees for election to the board of directors, identifying and recommending candidates to fill vacancies on the board, and reviewing, evaluating and recommending changes to our corporate governance processes. Among its duties and responsibilities, the corporate governance and nominating committee periodically evaluates and assesses the performance of the board of directors; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the board; reviews the composition of each committee of the board and presents recommendations for committee memberships; reviews the compensation paid to non-employee directors; and reviews and recommends changes to the charter of the corporate governance and nominating committee and to the charters of other board committees.

The process to be followed by the corporate governance and nominating committee to identify and evaluate candidates includes (i) requests to board members, our president and chief executive officer, and others for recommendations, (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviews of selected candidates.

The corporate governance and nominating committee considers recommendations for nomination to the board of directors submitted by shareholders.

Presently, our bylaws set forth the requirements for the submission of such nominations by shareholders. For a nomination to be made by a shareholder, such shareholder must have given timely notice in proper written form to us. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 45 days nor more than 60 days prior to the date of the meeting of shareholders. If our shareholders approve our reincorporation to the state of Delaware per proposal 2, then our Delaware Bylaws will also contain the same requirements for the submission of such nominations by shareholders.

To be in proper written form, a shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director, the following information:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

In addition, as to the shareholder giving the notice, the notice must set forth:

•	the name and record address of such shareholder;

•	the class or series and number of shares of capital stock which are owned beneficially or of record by such shareholder;

•	a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•	any other information relating to such shareholder that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Recommendations for nomination, together with appropriate biographical information, should be sent to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates to serve on the board of directors, including shareholder nominees, the corporate governance and nominating committee seeks candidates who are independent pursuant to the listing standards of The Nasdaq Stock Market and who meet certain selection criteria established by the corporate governance and nominating committee. The corporate governance and nominating committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

The corporate governance and nominating committee held one meeting during fiscal year 2008.

Executive Committee

Our executive committee was formed in March 2008, and consists of all of our independent directors except for Mr. Goodman. Our executive committee has such duties and powers as are available to the full board of directors for the purpose of exercising the powers of the full board of directors between regularly scheduled meetings of the board of directors.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address such correspondence to the board of directors or the relevant board members in care of: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, one of the committees of the board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

Director Compensation

Attracting and retaining highly qualified directors is fundamental to our ability to continue to grow and improve the quality and profitability of our exhibitions and to increase shareholder value. Our compensation committee annually reviews and approves compensation for our independent directors. Generally, the compensation committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our board of directors.

Cash compensation

Each of our independent directors is paid a $1,000 per diem board of directors meeting fee for in-person attendance, and a $300 per diem meeting fee for telephonic attendance, at board of directors and committee meetings.

In addition, the chairman of our audit committee receives an additional $2,500 annually, and the chairman of each of our compensation committee and our corporate governance and nominating committee receives an additional $2,000 annually.

Stock compensation

It has been our historical policy to compensate each director by issuing 25,000 shares of our common stock upon appointment as a director and by issuing an option to purchase 75,000 shares of our common stock every three years (with the first such grant made upon appointment as a director) under the Amended and Restated Premier Exhibitions 2004 Stock Option Plan (referred to as our Stock Option Plan). The purpose of the grant of such shares and options is to align the interests of our directors with those of our shareholders.

For fiscal year 2008, our compensation committee approved an enhanced equity compensation incentive program for our new directors, Messrs. Miller and Yaffe. Upon their appointment to our board of directors, Messrs. Miller and Yaffe each received stock options to purchase 200,000 shares of our common stock at $15.82 per share, our closing price on the Nasdaq Global Market on August 31, 2007. These stock options vest at the rate of 40,000 shares per year over five years, subject to their re-election at each annual meeting of shareholders. Our board of directors does not anticipate providing any additional equity compensation to Messrs. Miller and Yaffe while any portions of these stock option grants remain unvested. Upon their appointment to our board of directors, Messrs. Miller and Yaffe also received 25,000 shares of our common stock.

In April 2008, when Messrs. Ingalls and Goodman were appointed to our board of directors we again diverted from our historical policy. On June 12, 2008, our compensation committee granted Mr. Goodman 15,000 shares of restricted stock, which shall vest on the first anniversary date of the grant. Our compensation committee intends to provide Mr. Ingalls with awards in the future, but the specific components of such awards have not been determined.

Other Director Compensation

We presently reimburse each director for medical insurance. We also pay the annual premium for long-term care insurance for Messrs. Cretan and Banker. The amounts that we paid for such insurance on behalf of Messrs. Cretan and Banker during fiscal year 2008 are set forth below in the 2008 Director Summary Compensation Table in the “All Other Compensation” column.

2008 Director Summary Compensation Table

The following table shows information regarding the compensation of our independent directors for fiscal year 2008. Mr. Goodman is not included in this table because he was appointed to our board of directors after the end of fiscal year 2008. Information about the compensation of Bruce Eskowitz, Harold W. Ingalls, Arnie Geller and Stephen Couture for their service as directors during fiscal year 2008 is included in the 2008 Summary Compensation table on page 33 and the 2008 Grants of Plan-Based Awards table on page 34.

	Fees Earned
	or Paid in			Option		All Other
	Cash	Stock Awards		Awards		Compensation	Total
Name	($)	($)(1)		($)(1)(2)		($)(3)	($)

Douglas Banker	11,600	—		—		16,394	27,994
N. Nick Cretan	9,300	—		—		15,958	25,258
Jonathan F. Miller	900	395,500	(4)	210,800	(5)	—	607,200
Alan B. Reed	10,100	—		—		41,494	51,594
James S. Yaffe	1,200	395,500	(4)	210,800	(5)	—	607,500

(1)	The dollar values of these stock awards and stock option awards shown in these columns were calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (“SFAS No. 123R”), on the same basis as disclosed in footnote 1 to the 2008 Summary Compensation Table on page 33.

(2)	As of February 29, 2008, our independent directors had the following number of outstanding stock options: Douglas Banker — 225,000, N. Nick Cretan — 225,000, Jonathan F. Miller — 200,000, Alan B. Reed — 29,167, and James S. Yaffe — 200,000. Information about the number of outstanding stock options held as of February 29, 2008 by Bruce Eskowitz, Harold W. Ingalls, Stephen Couture and Arnie Geller is set forth in the Outstanding Equity Awards at February 29, 2008 table on page 38.

(3)	The amount shown in this column for Mr. Reed includes medical premiums of $26,706, long-term disability of $13,329 and long-term care expenses. The amount shown in this column for Mr. Cretan includes $5,176 of medical premiums and $10,782 that we paid for life insurance. The amount shown in this column for Mr. Banker includes $16,394 that we paid for medical premiums.

(4)	25,000 shares of our common stock were issued to each Mr. Miller and Mr. Yaffe upon their appointment as directors. The dollar value of such stock award was calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 1 to the 2008 Summary Compensation Table on page 33. The aggregate grant date fair value of such awards computed in accordance with SFAS No. 123R was $395,500.

(5)	Upon their appointment to our board of directors, Messrs. Miller and Yaffe were each granted a ten year inducement stock option to purchase 200,000 shares of the company’s common stock at an exercise price of $15.82 per share, that being the closing price of the company’s common stock on the Nasdaq Global Market on September 1, 2007. Both Messrs. Miller’s and Yaffe’s stock options vest over five years, subject to their re-election to the board of directors, at the rate of 40,000 on each anniversary date of their appointment as a director. The aggregate grant date fair value of such awards computed in accordance with SFAS No. 123R was $2,108,000.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend our annual meeting of shareholders. All of our directors attended our 2007 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (i) was an officer or employee of ours or any of our subsidiaries during fiscal year 2008; (ii) was formerly an officer of ours or any of our subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, none of our executive officers served: (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) as a director of another entity, one of whose executive officers served on our compensation committee; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

EXECUTIVE OFFICERS

We are currently served by six executive officers:

Bruce Eskowitz, age 49, serves as our president and chief executive officer. Further information about Mr. Eskowitz is set forth under the heading “Proposal One: Election of Directors” on page 6.

Harold W. Ingalls, age 61, has served as our chief financial officer since February 2008. Further information about Mr. Ingalls is set forth under the heading “Proposal One: Election of Directors” on page 7.

Kelli L. Kellar, age 42, has served as our chief accounting officer since September 2007. Prior to joining us and from July 2006, Ms. Kellar was director of external reporting at Mohawk Industries, Inc. Prior to her tenure at Mohawk Industries and from September 2004, Ms. Kellar was manager of SEC reporting for Caraustar Industries, Inc. Between September 2003 and 2004 she was senior manager of financial reporting & joint venture accounting for Cingular Wireless. Ms. Kellar was a senior manager of finance, sales & marketing for Noven Pharmaceuticals, Inc. between June 2001 to September 2003 and also has several years of public accounting experience with PricewaterhouseCoopers LLP, where she last served as an audit manager.

Robert Sirmans, age 41, has served as our vice president of business development and strategy since January 2008. Prior to joining us and since September 2007, Mr. Sirmans was a consultant advising internet companies on business development and strategy. Prior to that, Mr. Sirmans served as vice president of business development at AOL LLC, where he was employed between May 2000 and September 2007. Prior to his employment at AOL, Mr. Sirmans was an associate in the Washington, D.C. office of the law firm of Kirkpatrick & Lockhart Preston Gates Ellis LLP.

Brian Wainger, age 38, has served as our general counsel since June 2004. He became our acting secretary in July 2005 and was appointed as our corporate secretary in August 2006. Before joining our company, Mr. Wainger was an attorney with the law firm of McGuireWoods, LLP, where he specialized in complex commercial litigation and represented us in a number of litigation matters. Before his employment at McGuireWoods, Mr. Wainger served as an assistant attorney general for the Commonwealth of Virginia.

Tom Zaller, age 37, has served as our vice president of exhibitions since August 2003. Mr. Zaller has more than ten years experience in the production of exhibitions both internationally and domestically. Prior to his joining us, Mr. Zaller was vice president for production at Clear Channel International Exhibitions for two years, where he collaborated on the development, design and production of numerous Clear Channel exhibitions that were shown internationally. While he was with Clear Channel, Mr. Zaller was production manager for “Titanic: The Artifact Exhibition.” Prior to holding such position with Clear Channel, Mr. Zaller served in similar capacities with predecessor companies of Clear Channel.

EXECUTIVE COMPENSATION

The following section contains a description and analysis of the compensation arrangements and decisions we made for fiscal year 2008 for our executive officers named in the Summary Compensation Table that follows this section. Throughout this proxy statement, the persons who served during fiscal year 2008 as our principal executive officer, our principal financial officer and the other persons included in the 2008 Summary Compensation Table on page 33 are referred to as our “named executive officers.”

Compensation Discussion and Analysis

Principles and Objectives

We believe that people are the most important driver of our business success and, accordingly, we view executive compensation as an important tool to attract, retain and motivate our senior business leaders. Our compensation committee’s compensation philosophy is to align closely the performance of our company with the compensation paid to our named executive officers on both an annual as well as a long-term basis. The objectives of our compensation program are to inspire our named executive officers to achieve our business objectives, to reward them for achievement, to foster teamwork and to contribute to the company’s long-term success.

Our compensation policies with respect to our named executive officers are also designed to help maximize shareholder returns over the long-term and to attract, motivate and retain executive officers who are critical to our long-term success.

Our compensation committee determines named executive officer compensation based upon:

•	each individual’s role, responsibilities and performance;

•	a review of compensation paid to executive officers in comparable positions at companies of comparable size;

•	overall corporate performance as measured against our fiscal corporate goals; and

•	the overall responsibilities of the executive officer.

As our named executive officers all have employment agreements with us, such determination is subject to the terms of each respective agreement.

Role of the Compensation Committee

Our compensation committee is composed of three independent directors who assist our board of directors in fulfilling its responsibilities for establishing compensation levels and benefits for our named executive officers and our non-employee directors.

Our compensation committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy and objectives. Our compensation committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, cash bonuses and equity-based awards for each of our named executive officers.

The compensation committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our board of directors for approval.

The duties and responsibilities of the compensation committee are set forth in its charter, as adopted by our board of directors in April 2006. The charter of the compensation committee is available on our website located at www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” We have included additional information about our compensation committee under the heading “Compensation Committee” on page 22.

Components of Compensation

The key components of our compensation program are base salary, cash bonus, stock options and restricted stock awards. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of such items is primarily driven by market compensation information.

Utilization of Outside Consultants by the Compensation Committee

Our compensation committee believes that it is beneficial to receive outside advice and assistance to meet its objectives and fulfill its responsibilities. During fiscal year 2008, our compensation committee hired the compensation consulting firm Lipis Consulting, Inc. to provide it with advice on the compensation of our named executive officers, including educating the compensation committee about the advantages and disadvantages of existing and proposed compensation programs, informing the committee about current and emerging compensation trends, and providing the committee with currently available relevant market compensation data. The compensation committee also engages consultants to advise it with respect to various compensation alternatives, provide it with relevant market compensation data and assist it in analyzing such data when making compensation decisions. Our compensation committee is reviewing the reports generated by Lipis Consulting, Inc. and anticipates using that information in its decision making process during fiscal year 2009.

Role of Named Executive Officers in Compensation Decisions

Our president and chief executive officer annually reviews the performance of the other named executive officers and presents the performance information to our compensation committee. Our compensation committee annually reviews the performance of our president and chief executive officer. The compensation committee considers such performance information in determining each element of compensation for the named executive officers.

In addition, our president and chief executive officer makes recommendations to the compensation committee with respect to the salary and equity-based compensation paid to our other named executive officers. The compensation committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our president and chief executive officer.

Our president and chief executive officer also participates in discussions regarding compensation and benefits relative to the other named executive officers, but is not present to approve recommendations with respect to his own compensation or the compensation of our other named executive officers.

Use of Benchmarking

In making compensation decisions, the compensation committee considers the compensation paid to executive officers in comparable positions at companies of comparable size. For fiscal year 2008 the compensation committee did not use a formal peer group. The compensation committee intends to utilize peer group analysis for consideration in its executive compensation decisions during fiscal year 2009 and is in the process of determining the appropriate peer groups.

The compensation committee has historically set annual base salaries and equity-based compensation for our named executive officers at levels it believes are commensurate with amounts paid to executive officers at comparable companies and in comparable lines of business.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs.

The Impact of Deductibility of Compensation.  As part of its role, our compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the compensation committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation.  We account for stock-based employee compensation at the fair value of the awards on the grant date in accordance with SFAS No. 123R, which we adopted during our fiscal year ended February 28, 2005, using the modified prospective transition method. These stock-based payments include awards made under our Stock Option Plan as well as our Restricted Stock Plan.

Annual Base Salaries and Cash Bonus

Our compensation committee reviews base salaries for each named executive officer at least annually. For fiscal year 2008, the compensation committee set the base salaries for executive officers based on the factors identified under the heading “Principles and Objectives” on page 27. In addition, our employment agreements with each of our named executive officers provide for the payment of a minimum annual base salary with specified minimum annual increases.

The base salary for each of our named executive officers reflects his or her position, responsibilities and contributions relative to other executives and available market data. Salaries are typically reviewed, but not necessarily changed, annually as part of our performance and compensation review process, as well as at other times to recognize a promotion or an increase in job responsibilities.

On June 18, 2007, our compensation committee finalized base salary increases in the following amounts: Arnie Geller — $250,000; Stephen Couture — $22,470 (our former chief financial officer); Tom Zaller — $50,000; Brian Wainger — $17,325. Such salary increases were effective March 1, 2007. Our compensation committee authorized these base salary increases in order to retain and reward these key members of our executive leadership team. Base salaries earned by our named executive officers during fiscal year 2008 are shown in the “Salary” column of the 2008 Summary Compensation Table on page 33.

During fiscal year 2008, we were able to attract several new members to our executive leadership team. On September 1, 2007, we entered into a five-year employment agreement with Bruce Eskowitz under which he became our president and chief executive officer. Under this agreement we agreed to pay him an annual salary of $625,000, subject to a cumulative increase of not less than 5% on each anniversary date of his employment agreement. On November 27, 2007, we entered into a three-year employment agreement with Kelli Kellar under which she became our chief accounting officer. Under this agreement we agreed to pay her an annual salary of $150,000, subject to a minimum 4% annual increase. On February 20, 2008, we entered into a three-year employment agreement with Harold Ingalls, under which he became our chief financial officer. Under this agreement we agreed to pay him an annual salary of $285,000, subject to a minimum 4% annual increase.

During fiscal year 2009, we also entered into an agreement to retain an existing member of our executive leadership team. On April 17, 2008, we entered into a new employment agreement with Mr. Wainger under which he will continue to serve as our general counsel. Under this agreement we agreed to pay him an annual salary of $250,000, subject to a minimum 4% annual increase. We have provided more information about our employment agreements with each of our named executive officers under the heading “Employment Agreements” on page 35.

We entered into these employment agreements with our named executive officers because we felt it necessary to pay base salaries and bonuses necessary to attract, recruit and retain the most knowledgeable and motivated executives. We believe that the salaries we offer our executives are commensurate with market salaries at comparable companies and in comparable lines of business.

From time to time, our compensation committee also considers whether to grant cash bonuses to named executive officers. On July 19, 2007, our compensation committee approved the payment of discretionary cash bonuses in the following amounts: Mr. Geller — $300,000; Mr. Couture — $53,000; Mr. Wainger — $43,500; and Mr. Zaller — $100,000. The compensation committee granted these cash bonuses based on our performance and growth during fiscal year 2007.

Additionally, pursuant to the terms of his employment agreement, Mr. Eskowitz received cash bonuses on October 15, 2007 and June 1, 2008 of $951,923 and $1,000,000 respectively. In the future, Mr. Eskowitz’s employment agreement provides that he may receive annual cash bonuses upon the attainment of performance criteria and benchmarks, which will be established by our compensation committee. At this time, no specific benchmarks have been established due to the rapidly changing nature of our business and our continuing transitions in executive leadership. We expect to establish specific benchmarks within fiscal year 2009.

Several of our named executive officers received cash signing bonuses and are eligible for discretionary cash bonuses. These cash signing bonuses are to induce such high-caliber leaders to join our leadership team. Ongoing discretionary cash bonuses are permitted to reward the achievement of individual and corporate goals. Ms. Kellar received a cash bonus of $33,300 upon execution of her employment agreement, and, at our discretion, may be awarded periodic bonuses of up to 30% of her base salary. Mr. Ingalls received a $25,000 cash signing bonus upon execution of his employment agreement, and, at the discretion of our compensation committee, may be awarded performance bonuses of up to 40% of his base salary. Pursuant to the terms of his employment agreement, and at the discretion of our compensation committee, Mr. Wainger may be awarded periodic bonuses of up 40% of his base salary.

On April 17, 2008, our compensation committee approved the payment of cash bonuses in the following amounts: Ms. Kellar — $5,000; Mr. Wainger — $50,000; Mr. Zaller — $75,000. The compensation committee granted these cash bonuses in recognition of the contributions from, and achievement of individual goals by, these named executive officers during fiscal year 2008.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is stock-based and is currently comprised of stock options and restricted stock awards. Such compensation is designed to align the interests of our named executive officers and other key employees with the interests of our shareholders in building shareholder value, and to drive higher multi-year performance.

Stock Option Plan Awards.  Our Stock Option Plan, which was approved by our shareholders at our 2006 annual meeting, provides for the grant of stock options to our employees (including our named executive officers), our non-employee directors and our consultants.

The compensation committee may grant awards under our Stock Option Plan in the form of (i) stock options that are intended to qualify as incentive stock options (“ISOs”) under the Internal Revenue Code of 1986; or (ii) options that are not intended to be ISOs, referred to as non-qualified stock options (“NSOs”). Our non-employee directors and any consultants to whom we may issue options may only receive NSOs.

Our compensation committee, in its discretion, determines whether to award stock options to a named executive officer, and, if granted, the number of shares of our common stock subject to such award. Although not limited to such events, stock options are generally granted upon the hiring of a new executive officer, the promotion of an executive officer, the appointment of an executive officer to our board of directors, or in connection with another significant event, such as the amendment or extension of an executive officer’s employment agreement. The compensation committee also may consider the amount and value of outstanding equity awards currently held by a named executive officer when determining whether to grant additional stock options, and when determining the number of shares of our common stock subject to any such award.

An option granted under our Stock Option Plan is exercisable in accordance with such terms and conditions as may be determined by the compensation committee. The exercise price per share is determined by the compensation committee at the time of grant, and may not be less than: (i) in the case of an ISO, the fair market value; (ii) in the case of an ISO granted to a 10% or greater shareholder, 110% of the fair market value; or (iii) in the case of an NSO, not less than 55% of the fair market value on the date the option is granted. The compensation committee will determine the term of each option, but no ISO may be exercisable more than ten years from its date of grant.

Under Ms. Kellar’s November 27, 2007 employment agreement, she received 10,000 stock options that vest over a three year period with 33 1/3% of those options vesting on each of the first, second and third anniversaries of her employment agreement. Additional information about such options is set forth in the 2008 Grants of Plan-Based Awards Table on page 34.

Inducement Stock Option Awards.  We also make inducement stock option awards to new employees and directors to incentivize them to grow our business and maximize shareholder value. During fiscal year 2008, we granted inducement stock options to several of our new named executive officers pursuant their employment agreements. Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 stock options that vest over five years, with 100,000 options vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries. Under Mr. Ingalls’s February 20, 2008 employment agreement, he received 45,000 stock options that vest over a three year period, with 33 1/3% of those options vesting on each of the first, second and third anniversaries of his employment agreement. Additional information about such options is set forth in the 2008 Grants of Plan-Based Awards Table on page 34.

Restricted Stock Plan Awards.  Our Restricted Stock Plan, which was approved by our shareholders at our 2007 annual meeting, provides for the grant of restricted stock awards to our employees, directors, consultants and advisors.

Our compensation committee has the authority to grant restricted stock awards to plan participants and impose conditions, restrictions and contingencies upon the awards as the compensation committee deems appropriate. The minimum restricted period applicable to awards of restricted stock is three years, but the plan permits pro rata vesting over such period. Such minimum restricted period would not apply to: (i) awards of restricted stock issued to any person newly employed by or retained to perform services for us; (ii) awards of restricted stock granted in the event of a participant’s promotion; (iii) restricted stock granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by us or with which we combine; and (iv) awards of restricted stock issued as performance awards, for which the restricted period will be a minimum of one year.

Our compensation committee, in its discretion, determines whether to award restricted stock to a named executive officer, and, if granted, the number of shares of restricted stock subject to such award. Although not limited to such events, restricted stock awards are generally granted upon the hiring of a new executive officer, the promotion of an executive officer, the appointment of an executive officer to our board of directors, or in connection with another significant event, such as the amendment or extension of an executive officer’s employment agreement. The compensation committee also may consider the amount and value of outstanding equity awards currently held by a named executive officer when determining whether to grant additional restricted stock, and when determining the number of shares of restricted stock subject to any such award.

Except as otherwise determined by our compensation committee, upon termination of employment for any reason during the applicable restriction period, all shares of restricted stock granted under the Plan will be forfeited and reacquired by us.

Under Ms. Kellar’s November 27, 2007 employment agreement, she received 20,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those restricted shares vesting on each of the first, second and third anniversaries of her employment agreement. Additional information about such options is set forth in the 2008 Grants of Plan-Based Awards Table on page 34.

Inducement Restricted Stock Awards.  We also make inducement restricted stock awards to new employees and directors to incentivize them to grow our business and maximize shareholder value. Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 shares of restricted stock that vest over five years, with 100,000 restricted shares vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries. Under Mr. Ingalls February 20, 2008 employment agreement, he received 75,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those restricted shares vesting on each of the first, second and third anniversaries of his employment agreement. Additional information about such options is set forth in the 2008 Grants of Plan-Based Awards Table on page 34.

Perquisites and Other Personal Benefits

We also provide limited types of perquisites and other personal benefits to our named executive officers which we believe are consistent with our overall compensation program and enable us to better attract and retain superior employees for key leadership positions. Our compensation committee periodically reviews the perquisites and other benefits that we provide. Perquisites may include medical payments and medical insurance, an automobile allowance, payments for automobile insurance, a housing allowance and an office allowance.

On April 17, 2008, our compensation committee agreed to pay Mr. Eskowitz up to $10,000 per month in temporary housing and storage expenses incurred in connection with his relocation to Atlanta, Georgia. Mr. Eskowitz is entitled to such expense reimbursement through September 2008. We agreed to pay these expenses to facilitate and expedite his transition and relocation to our headquarters, so as to permit him to leverage his time and focus on assuming his leadership of the company. Amounts that we paid in connection with perquisites for our named executive officers during fiscal year 2008 are shown in the “All Other Compensation Column” of the Summary Compensation Table on page 33.

The previously mentioned perquisites are taxable to the individual named executive officers. We provide no tax gross-up payments or other compensation to our named executive officers to cover their personal federal or state income tax obligations.

Compensation Committee Report2

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended February 29, 2008 and this proxy statement.

Compensation Committee

N. Nick Cretan, Chairman
Douglas Banker
Alan Reed

2 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2008 Summary Compensation Table

The table below presents information regarding the compensation of our president and chief executive officer (our principal executive officer), our former president and chief executive officer and executive chairman, our chief financial officer (our principal financial officer), our former vice president and chief financial officer and our next three most highly compensated executive officers for services rendered to us in all capacities for the fiscal year ended February 29, 2008.

					Stock	Option		All Other
Name and Principal		Salary	Bonus		Awards	Awards		Compensation		Total
Position	Period	($)	($)		($)(1)	($)(1)		($)		($)

Bruce Eskowitz	2008	312,500	951,923	(2)	988,750	658,750		99,333	(3)	3,011,256
President and Chief Executive Officer
Harold W. Ingalls	2008	10,962	25,000	(4)	—	—		—		35,962
Vice President and Chief Financial Officer
Kelli L. Kellar	2008	70,288	38,300	(5)	29,476	8,277		4,907	(6)	151,248
Chief Accounting Officer
Brian Wainger	2008	190,654	93,500	(7)	—	269,967		1,250	(8)	555,371
Vice President and Chief Legal Counsel	2007	173,250	—		—	283,885		2,996		460,131
Thomas Zaller	2008	262,149	175,000	(9)	—	218,364		12,527	(10)	668,040
Vice President of Exhibitions	2007	210,000	—		—	232,282		17,744		460,026
Arnie Geller	2008	675,849	300,000	(11)	—	148,873		135,895	(12)	1,260,617
Chairman of the Board and Former President and Chief Executive Officer	2007	404,735	—		—	83,611		97,765		586,111
Stephen Couture	2008	238,431	53,000	(13)	—	320,135	(14)	41,969	(15)	653,535
Former Vice President and Chief Financial Officer	2007	211,979	—		98,750	341,013		49,786		701,528

(1)	The dollar values of restricted stock awards and stock option awards presented in these columns are equal to the corresponding compensation cost determined in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, referred to in this proxy statement as SFAS No. 123R, except no estimates for forfeitures have been assumed. SFAS No. 123R requires that the fair value of all share-based payments to employees, including awards of employee stock options, be measured on their grant date and either recognized as expense in the income statement over the requisite service period or, if appropriate, capitalized and amortized. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 6 (Stock Options) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended February 28, 2007, and in Note 7 (Stock Options) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal year ended February 29, 2008. See the “2008 Grants of Plan-Based Awards” Table on page 34 for information on the awards made during fiscal year 2008. The amounts shown in these columns reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(2)	This number includes a cash bonus of $951,923 paid to Mr. Eskowitz pursuant to the terms of his employment agreement on October 15, 2007.

(3)	Included in All Other Compensation for Mr. Eskowitz for fiscal year 2008 are relocation expenses of $55,926, rent expenses of $38,500 and medical expenses of $4,907.

(4)	This number includes a cash signing bonus paid to Mr. Ingalls on February 20, 2008 of $25,000.

(5)	This number includes a cash signing bonus paid to Ms. Kellar on November 27, 2007 of $33,300, as well as a $5,000 discretionary cash bonus of earned during fiscal year 2008 and authorized by our compensation committee on April 17, 2008.

(6)	Included in All Other Compensation for Ms. Kellar for fiscal year 2008 are medical expenses of $4,907.

(7)	This number includes a $43,500 discretionary cash bonus authorized by our compensation committee on July 19, 2007, and a $50,000 discretionary cash bonus earned during fiscal year 2008 and authorized by our compensation committee on April 17, 2008.

(8)	Included in All Other Compensation for Mr. Wainger for fiscal year 2008 are medical expenses of $1,250.

(9)	This number includes a $100,000 discretionary cash bonus authorized by our compensation committee on July 19, 2007, and a $75,000 discretionary cash bonus earned during fiscal year 2008 and authorized by our compensation committee on April 17, 2008.

(10)	Included in All Other Compensation for Mr. Zaller for fiscal year 2008 are medical expenses of $11,777.

(11)	This number includes a $300,000 discretionary cash bonus authorized by our compensation committee on July 19, 2007.

(12)	Included in All Other Compensation for Mr. Geller for fiscal year 2008 are medical expenses of $47,288, life insurance expenses of $11,675, the cost of purchasing an automobile of $14,000, an automobile allowance of $12,000 and unused vacation pay of $44,195.

(13)	This number includes a $53,000 discretionary cash bonus authorized by our compensation committee on July 19, 2007.

(14)	This number includes $90,483, the corresponding compensation cost determined in accordance with SFAS No. 123R, of stock options granted to Mr. Couture in his role as one of our directors, and $229,652, the corresponding compensation cost determined in accordance with SFAS No. 123R, of stock options granted to Mr. Couture under the terms of his employment agreement.

(15)	Included in All Other Compensation for Mr. Couture for fiscal year 2008 are payments related to an automobile allowance of $9,000, automobile insurance of $4,309, an apartment allowance of $14,000 and medical expenses of $13,928.

2008 Grants of Plan-Based Awards

The following table shows information regarding the grants of stock options during fiscal year 2008 to our named executive officers.

			All Other		All Other
			Stock		Option
			Awards:		Awards:				Grant
			Number of		Number of		Exercise	Closing	Date Fair
			Shares of		Shares of		Price of	Price on	Value of
			Stock or		Stock or		Option	Grant	Stock and
		Grant	Units		Units		Awards	Date	Option
Name	Award Type	Date	(#)		(#)		($)	($)	Awards ($)(1)

Bruce Eskowitz	Restricted Stock	9/1/07	625,000	(2)					9,887,500
	Stock Option	9/1/07			625,000	(3)	15.82		6,587,500
Harold W. Ingalls	Restricted Stock	2/20/08	75,000	(4)					369,750
	Stock Option	2/20/08			45,000	(5)	4.93	5.02	149,400
Kelli L. Kellar	Restricted Stock	11/27/07	20,000	(6)					198,600
	Stock Option	11/27/07			10,000	(7)	9.93		99,300
Brian Wainger			—		—		—	—	—
Thomas Zaller			—		—		—	—	—
Arnie Geller			—		—		—	—	—
Stephen Couture			—		—		—	—	—

(1)	The dollar values of stock options and restricted stock disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were included. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 7 (Stock Options) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended February 29, 2008.

(2)	Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 shares of restricted stock that vest over five years, with 100,000 shares vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries.

(3)	Under Mr. Eskowitz’s September 1, 2007 employment agreement, he received 625,000 stock options that vest over five years, with 100,000 options vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries. These options have an exercise price of $15.82 per share, our closing bid price on the NASDAQ stock exchange on August 31, 2007, and a ten year term.

(4)	Under Mr. Ingalls’ February 20, 2008 employment agreement, he received 75,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of his employment agreement.

(5)	Under Mr. Ingalls’ February 20, 2008 employment agreement, he received 45,000 stock options that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of his employment agreement. These options have an exercise price of $4.93 per share, the average of our high and low price on the NASDAQ stock exchange on February 20, 2008, and a ten year term.

(6)	Under Ms. Kellar’s November 27, 2007 employment agreement, she received 20,000 shares of restricted stock that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement.

(7)	Under Ms. Kellar’s November 27, 2007 employment agreement, she received 10,000 stock options that vest over a three year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement. These options have an exercise price of $9.93 per share, our closing bid price on the NASDAQ stock exchange on November 27, 2007, and a ten year term.

Annual Base Salary as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2008 are shown in the 2008 Summary Compensation Table on page 33.

For fiscal year 2008, the salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Eskowitz — 10%; Mr. Ingalls — 30%; Ms. Kellar — 46%; Mr. Wainger — 34%; Mr. Zaller — 39%; Mr. Geller — 54%; and Mr. Couture — 36%.

Employment Agreements

During fiscal year 2008 we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of our employment agreements with each of our named executive officers.

Bruce Eskowitz.  Our employment agreement with Mr. Eskowitz provides that he will be entitled to an annual base salary of $625,000, subject to a cumulative increase of not less than 5% on each anniversary date of his employment agreement. In addition, Mr. Eskowitz is entitled to receive the following bonus payments: (i) $951,923 on October 15, 2007; (ii) $1,000,000 on June 1, 2008; and (iii) an annual performance bonus. The payments by us for performance bonuses will be contingent upon Mr. Eskowitz meeting reasonable performance criteria and benchmarks to be determined by our compensation committee.

In the event that he is terminated without cause, as such term is defined in his employment agreement, Mr. Eskowitz will be entitled to an immediate lump sum equal to one year of his base salary. In addition, in such event, the stock option and restricted stock award grants to Mr. Eskowitz in connection with his employment agreement shall continue to accrue and vest in accordance with the vesting schedules set forth in his employment agreement. If a change of control of our company occurs, as such term is defined in his employment Agreement, and a material reduction in Mr. Eskowitz’s compensation, benefits or status occurs, Mr. Eskowitz will be entitled to receive a lump sum cash payment equal to 299% of his base salary as in effect on the date of the change of control.

Harold W. Ingalls.  Our employment agreement with Mr. Ingalls provides that he is entitled to an annual base salary of $285,000, subject to a minimum 4% annual increase. In addition, pursuant to his employment agreement, Mr. Ingalls received a $25,000 signing bonus and is entitled to receive periodic bonuses, at the discretion of our compensation committee, of up to 40% of his base salary.

In the event that he is terminated without cause, as such term is defined in his employment agreement, Mr. Ingalls will be entitled to an immediate lump sum equal to one year of his base salary. If a change of control of our company occurs, as such term is defined in his employment Agreement, he will be immediately vested in all of his outstanding stock option and restricted stock awards, and his benefits, including his base salary, will be maintained through the remaining term of his employment agreement, which in no event shall be less than one year.

Kelli L. Kellar.  Our employment agreement with Ms. Kellar provides that she is entitled to an annual base salary of $150,000, subject to a minimum 4% annual increase. In addition, pursuant to her employment agreement, Ms. Kellar received a $33,300 signing bonus and is entitled to receive periodic bonuses, at the discretion of our compensation committee, of up to 30% of her base salary.

In the event that she is terminated without cause, as such term is defined in her employment agreement, Ms. Kellar will be entitled to an immediate lump sum equal to one year of her base salary. If a change of control of our company occurs, as such term is defined in her employment Agreement, she will be immediately vested in all of her outstanding stock option and restricted stock awards, and her benefits, including her base salary, will be maintained through the remaining term of her employment agreement.

Thomas Zaller.  Our employment agreement with Mr. Zaller, as amended, provides for him to receive an annual base salary of $260,000 with minimum 5% annual increases, and expires on January 27, 2009.

Pursuant to our employment agreement with Mr. Zaller, if we terminate his employment without cause on or after January 27, 2008, he will be entitled to an immediate lump sum payment equal to not less than 299% of his base salary. In the event of a change in control of our company, his benefits, including his base salary, will be maintained through the remaining term of his employment agreement. In the event of a change in control of the company, if he consents to the company’s request to change his principal business location, we will reimburse him for his relocation expenses, including, among others, his moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the new location, closing costs associated with the sale of his existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to him as a result of such reimbursements. Additionally, if a change in control of the company is followed by a material reduction in his compensation, benefits or status and he terminates his employment within 90 days of such material reduction, he will be entitled to a lump sum payment of 299% of his base salary as of the change in control date.

Brian Wainger.  Our employment agreement with Mr. Wainger provides for him to receive an annual base salary of $250,000, subject to a minimum 4% annual increase, and expires on April 16, 2011. Mr. Wainger is also entitled to monthly payments of $125 for medical expenses and $167 for disability insurance premiums. In the event that the health insurance coverage currently extended to Mr. Wainger and his family is terminated, we will pay the annual premium for health insurance for him and his family though the term of his employment agreement. Mr. Wainger has the option to choose his health insurance plan.

In the event that he is terminated without cause, as such term is defined in his employment agreement, Mr. Wainger will be entitled to an immediate lump sum equal to one year of his base salary. In the event of a change in control of our company, his benefits, including his base salary, will be maintained through the remaining term of his employment agreement. In the event of a change in control of the company, if he consents to the company’s request to change his principal business location, we will reimburse him for his relocation expenses, including, among others, his moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the new location, closing costs associated with the sale of his existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to him as a result of such reimbursements. Additionally, if a change in control of the company is followed by a material reduction in his compensation, benefits or status and he terminates his employment within 90 days of such material reduction, he will be entitled to a lump sum payment of 299% of his base salary as of the change in control date.

Stephen Couture.  Effective February 15, 2008, Mr. Couture resigned as our vice president, chief financial officer and as a director. Mr. Couture continues to provide us with ongoing assistance on a consulting basis in order to facilitate a smooth transition of his responsibilities to his successor. Under his consulting agreement, Mr. Couture receives $10,417 per month through December 31, 2008 for up to 30 hours a month and an hourly consulting fee of $250 for any work over 30 hours a month.

Arnie Geller.  Our employment agreement with Mr. Geller, as amended, provides for him to receive an annual base salary of $672,131 with minimum 5% annual increases, and expires on February 4, 2011.

Mr. Geller’s employment agreement provides that he can elect to receive a portion of his base salary in shares of our common stock. For purposes of this election, the shares of our common stock to be issued to Mr. Geller are to be valued at 50% of the closing price on the date of the election.

Mr. Geller’s employment agreement also provides for an automobile allowance up to $1,000 per month plus automobile insurance. Under his employment agreement, Mr. Geller may elect to carry over unused vacation time to the next calendar year to be used in the next year or to receive a pro rata portion of his base salary corresponding to the year in which the vacation days vested.

In addition, pursuant to his employment agreement, all stock options granted to Mr. Geller during the term of his employment will remain exercisable until the later of the fifth anniversary of the date of termination of employment or the expiration of such options on the scheduled expiration dates as set forth in the separate stock option agreements.

In the event that he is terminated without cause, as such term is defined in his employment agreement, Mr. Geller will be entitled to an immediate lump sum equal to the cumulative remaining base salary for the term of his employment agreement which, in no event, shall be less than 299% of his base salary. In the event of a change in control of our company, his benefits, including his base salary, will be maintained through the remaining term of his employment agreement. In the event of a change in control of the company, if he consents to the company’s request to change his principal business location, we will reimburse him for his relocation expenses, including, among others, his moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the new location, closing costs associated with the sale of his existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to him as a result of such reimbursements. Additionally, if a change in control of the company is followed by a material reduction in his compensation, benefits or status and he terminates his employment within 90 days of such material reduction, he will be entitled to a lump sum payment of 299% of his base salary as of the change in control date.

General.  Our employment agreements with each of our named executive officers also prohibit each of them from competing with the company during the term of his agreement; interfering, inducing, influencing or conspiring with any of our employees or consultants to terminate their relationship with the company or to compete against the company’s during the term of his agreement; or disclosing or using for his own benefit the company’s confidential information.

As discussed under the headings “Involuntary Termination” and “Change of Control” on page 40, our employment agreements with each of our named executive officers also provide for payments upon termination without cause and termination after a change of control.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in Compensation Discussion and Analysis beginning on page 27, and encourage shareholders to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at February 29, 2008

The following table shows information regarding the number of unexercised stock options held by our named executive officers as of February 29, 2008.

	Option Awards					Stock Awards
	Number of	Number of						Market Value
	Securities	Securities				Number of		of Shares
	Underlying	Underlying				Shares or		or Units
	Unexercised	Unexercised	Option			Units of Stock		of Stock
	Options	Options	Exercise	Option		That Have		That Have
	(#)	(#)	Price	Expiration		Not Vested		Not Vested
Name	Exercisable	Unexercisable	($)	Date		(#)		($)

Bruce Eskowitz		625,000	15.82	9/1/2017	(1)
						625,000	(2)	$2,987,500
Harold Ingalls		45,000	4.93	2/20/2018	(3)
						75,000	(4)	$358,500
Kelli L. Kellar		10,000	9.93	11/27/2017	(5)
						25,000	(6)	$119,500
Brian Wainger	—	33,334	1.70	4/15/2015	(7)
	33,333	33,333	2.15	9/13/2015	(8)
	100,000	—	3.65	1/27/2016	(9)
Thomas Zaller	50,000	—	0.28	12/12/2013	(10)
	66,666	33,334	2.15	9/13/2015	(8)
	100,000	—	3.65	1/27/2016	(9)
Arnie Geller	75,000	—	0.40	1/27/2011
	500,000	—	0.40	2/2/2012
	75,000	—	0.32	12/12/2013
	52,083	22,917	3.65	1/27/2016	(11)
	—	400,000	4.31	4/11/2016	(12)
Stephen Couture	150,000	—	3.65	1/27/2016	(9)
	50,000	25,000	3.95	2/21/2016	(13)

(1)	This option vests over five years, with 100,000 options vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries.

(2)	This restricted stock award vests over five years, with 100,000 shares vesting on the first anniversary of his employment agreement, 125,000 on his second anniversary, 130,000 on his third anniversary and 135,000 on each of his fourth and fifth anniversaries.

(3)	This option vests over a three-year period, with 33 1/3% of those options vesting on each of the first, second and third anniversaries of his employment agreement.

(4)	This restricted stock award vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of his employment agreement.

(5)	The restricted stock award vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement.

(6)	The restricted stock award vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of her employment agreement.

(7)	33,334 shares vested on April 15, 2008 and will be reported for fiscal year 2009.

(8)	33,334 shares will vest on September 13, 2008.

(9)	This option vested in twenty-four equal monthly installments from the January 27, 2006 grant date, such that 6,250 shares become exercisable each month during such period.

(10)	This option vested immediately on the date of grant.

(11)	This option vests in thirty-six equal monthly installments from the January 27, 2006 grant date.

(12)	This option vests in equal monthly installments over the two-year period from February 4, 2009 to February 4, 2011.

(13)	This option vests in thirty-six equal monthly installments from the February 21, 2006 grant date.

2008 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised during fiscal year 2008 for each of our named executive officers.

Option Awards
Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)(1)

Bruce Eskowitz	—	—
Harold W. Ingalls	—	—
Kelli L. Kellar	—	—
Brian Wainger	100,000	1,217,110
Thomas Zaller	100,000	1,693,519
Arnie Geller	—	—
Stephen Couture	—	—

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

Potential Payments Upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•	The amounts shown in the table assume that each named executive was terminated on February 29, 2008. Accordingly, the table reflects amounts earned as of February 29, 2008 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on The Nasdaq Global Market on February 29, 2008.

•	A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which his employment is terminated. These amounts are not shown in the table, as they are not severance payments.

•	A named executive officer may exercise any stock options that are exercisable prior to the date of termination. Any payments related to these stock options are not included in the table because they are not severance payments.

Normal and Early Retirement

We do not provide pension benefits to our named executive officers.

Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any severance payments or other benefits upon his or her termination for cause. Only Mr. Geller is entitled to a severance payment upon his voluntary decision to terminate his employment with us. We have described the payments that would be payable to each named executive officer in connection with a termination following a change in control under the heading “Change in Control.”

Involuntary Termination

Our employment agreements with our named executive officers each contain provisions relating to involuntary termination. Pursuant to our employment agreements with Messrs. Eskowitz, Ingalls and Wainger, and Ms. Kellar, if we terminate their employment without cause, they will be entitled to an immediate lump sum payment equal to one year of their base salary. In addition, in such an event, the stock option and restricted stock awards granted to Mr. Eskowitz in connection with his employment agreement shall continue to accrue and vest in accordance with the vesting schedules set forth in his employment agreement. Pursuant to our employment agreement with Mr. Zaller, he will be entitled to an immediate lump sum payment equal to not less than 299% of his base salary.

Upon termination of Mr. Geller’s employment without cause, he would be entitled to an immediate lump sum payment equal to the cumulative remaining base salary payments due under the remaining term of his employment agreement. Mr. Geller may elect to take all or part of such lump sum payment in common stock, which would be valued for such purposes at 50% of the closing price of our common stock as of the date of his election. Pursuant to his employment agreement, in no event will such payment be less than 299% of Mr. Geller’s base salary.

Death or Disability

Upon the death or disability of any of our named executive officers, each such officer would be entitled to payment of his base salary (which may include any accrued but unused vacation time) at such time through the date of such termination of employment, or, if terminated as a result of a disability, until the date upon which a disability policy maintained by the company begins payment of benefits. We do not currently maintain any disability policies for the benefit of our named executive officers.

Change In Control

Under our employment contracts with Messrs. Eskowitz and Ingalls, and Ms. Kellar, a “change in control” of our company includes any of the following events: (i) during the term of their employment agreement, a majority of the incumbent board of directors as of the effective date of their employment agreement no longer comprise a majority of the board of directors, except that a director who is elected to the board of directors by at least 3/4 of the directors in place at time of the election is treated as a member of the incumbent board; (ii) any person, party or group (other than the named executive officer or entities controlled by him), becomes a beneficial owner of 25% or more of the voting power of the company; or (iii) all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Under our employment contract with Mr. Wainger, a “change in control” of our company includes any of the following events: (i) during the term of his employment agreement, four of the seven members of the incumbent board of directors as of the effective date of his employment agreement no longer comprise a majority of the board of directors; (ii) any person, party or group (other than the named executive officer or entities controlled by him), becomes a beneficial owner of 25% or more of the voting power of the company; or (iii) all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Under our employment contract with Mr. Zaller, a “change in control” of our company includes any of the following events: (i) during the term of his employment agreement, three of the five members of the incumbent board of directors as of the effective date of his employment agreement no longer comprise a majority of the board of directors; (ii) any person, party or group (other than the named executive officer or entities controlled by him), becomes a beneficial owner of 25% or more of the voting power of the company; or (iii) all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Under our employment agreement with Mr. Geller, a “change in control” of our company includes any of the following events: (i) during the term of his employment agreement, three of the four members of the incumbent board of directors as of the effective date of his employment agreement no longer comprise a majority of the board of directors; (ii) any person, party or group (other than the named executive officer or entities controlled by him), becomes a beneficial owner of 25% or more of the voting power of the company; or (iii) all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Our employment agreements with our named executive officers each contain provisions relating to compensation in the event of a “change in control” of our company. Pursuant to our employment agreement with Mr. Eskowitz, in the event of a “change in control” of our company, he will be immediately vested in all of his outstanding stock option and restricted stock awards and his benefits, including his base salary, will be maintained through the remaining term of his employment agreement. Additionally, if a “change in control” of the company is followed by a material reduction in Mr. Eskowitz’s compensation, benefits or status and he terminates his employment within 90 days of such material reduction, he will be entitled to a lump sum payment of 299% of his base salary as of the “change in control” date.

Pursuant to our employment agreement with Mr. Ingalls, in the event of a “change in control” of our company, he will be immediately vested in all of his outstanding stock option and restricted stock awards and his benefits, including his base salary, will be maintained through the remaining term of his employment agreement, which in no event shall be less than one year. Pursuant to our employment agreements with Ms. Kellar, in the event of a “change in control” of our company, she will be immediately vested in all of her outstanding stock option and restricted stock awards, and her benefits, including her base salary, will be maintained through the remaining term of her employment agreement.

Pursuant to our employment agreements with Messrs. Wainger, Zaller and Geller, in the event of a “change in control” of our company, their benefits, including their base salary, will be maintained through the remaining term of their respective employment agreements. In the event of a “change in control” of the company, if Messrs. Wainger, Zaller or Geller consents to the company’s request to change their principal business location, we will reimburse them for their relocation expenses, including, among others, their moving expenses, temporary living and travel expenses for a time while arranging to move their residence to the new location, closing costs associated with the sale of their existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to them as a result of such reimbursements. Additionally, if a “change in control” of the company is followed by a material reduction in Messrs. Wainger, Zaller or Geller’s compensation, benefits or status and they terminate their employment within 90 days of such material reduction, they will be entitled to a lump sum payment of 299% of their base salary as of the “change in control” date.

In addition, pursuant to our Stock Option Plan, upon the effective date of a change in control of the company, our board of directors may declare that each option granted under the Stock Option Plan shall terminate as of a date fixed by the board. Each named executive officer would then have the right, during the period of thirty days preceding such termination, to exercise his or her options as to all or any part of the shares of stock covered by the options, including shares of stock as to which such option would not otherwise be exercisable.

In addition, pursuant to our Restricted Stock Plan, upon the effective date of a change in control of the company, all outstanding awards of restricted stock held by our named executive officers would immediately vest in full pursuant to the Restricted Stock Plan.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below shows certain potential payments that would have been made to our named executive officers if their employment had been terminated on February 29, 2008 under various scenarios, including a change in control as described on page 40. Because the payments to a named executive officer depend on several factors, the actual amounts to be paid out upon a named executive officer’s termination of employment can only be determined at the time of the executive’s separation.

Event (1)	Bruce Eskowitz	Harold W. Ingalls	Kelli L. Kellar	Brian Wainger	Thomas Zaller	Arnie Geller

Incremental Benefits Due to Termination Event
Disability
Continued salary (2)	$937,500	$427,500	$225,000	$390,000	$370,755	$1,008,197
Total	$937,500	$427,500	$225,000	$390,000	$370,755	$1,008,197
Voluntary Termination
Accelerated Vesting of Equity Awards	—	—	—	—	—	$164,000
Total	—	—	—	—	—	$164,000
Termination without cause not in connection with Change In Control
Cash severance payment	$625,000	$285,000	$150,000	$260,000	$739,038	$2,009,672
Accelerated Vesting of Equity Awards	—	—	—	—	—	$164,000
Total	$625,000	$285,000	$150,000	$260,000	$739,038	$2,173,672
Termination without cause or Constructive Termination in connection with Change In Control
Cash severance payment	$1,868,750	—	—	$777,400	$739,038	$2,009,672
Accelerated Vesting of Equity Awards	$2,987,500	$358,500	$47,800	$190,335	$87,668	$187,543
Total	$4,856,250	$358,500	$47,800	$967,735	$826,706	$2,197,215

(1)	Our named executive officers are not entitled to any payments upon normal or early retirement, termination for cause or death.

(2)	For the purposes of this table, we have assumed that such payments would continue for eighteen months after termination as a result of disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of June 18, 2008, regarding the beneficial ownership of our common stock by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and each of our named executive officers; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
		Percentage of
Name of Beneficial Owner	Number of Shares (#)	Class (%) (1)

More than 5% Shareholders:
Goldman Sachs Asset Management, L.P. (2)	2,335,470	7.7
William S. and Janice S. Gasparrini (3)	2,288,937	7.6
Sellers Capital Master Fund, Ltd. (4)	2,088,622	6.9
Morgan Stanley (5)	1,956,348	6.5
Directors and Executive Officers:
Bruce Eskowitz (6)	625,000	2.1
Harold W. Ingalls (7)	85,100	—
Kelli L. Kellar (8)	25,000	—
Brian Wainger (9)	166,667	—
Thomas Zaller (10)	216,667	—
Douglas Banker (11)	292,500	1.0
N. Nick Cretan (11)	287,500	1.0
Arnie Geller (12)	2,958,967	9.6
Gregory M. Goodman (13)	15,000	—
Jonathan F. Miller	25,000	—
Alan B. Reed (14)	53,874	—
James S. Yaffe	25,000	—
Stephen Couture (15)	210,417	—
Directors and executive officers as a group (14 persons)	5,056,692	15.8

(1)	As reported by such persons as of June 18, 2008, with percentages based on 30,166,614 shares of common stock issued and outstanding, except where the person has the right to acquire shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under such rules, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that shareholder. We have omitted percentages of less than 1% from the table.

(2)	This information as to the beneficial ownership of shares of the Company’s common stock is based on the Schedule 13G dated January 23, 2008 filed with the Securities and Exchange Commission by Goldman Sachs Asset Management, L.P., and is based on 30,166,614 shares issued and outstanding. Goldman Sachs Asset Management, L.P. reports sole voting power with respect to 1,738,205 of such shares, shared voting and dispositive power with respect to 95,900 of such shares and sole dispositive power with respect to 2,339,570 of such shares. The principal business office of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.

(3)	This information as to the beneficial ownership of shares of the Company’s common stock is based on the Schedule 13D dated July 6, 2005 filed with the Securities and Exchange Commission by William S. Gasparrini and Janice S. Gasparrini, and is based on 30,166,614 shares issued and outstanding. Mr. Gasparrini reports sole voting and dispositive power with respect to 544,994 of such shares and Mr. and Mrs. Gasparrini report shared voting and dispositive power with respect to 1,743,943 of such shares. The Gasparrinis’ address is 23 Oak Street, Greenwich, Connecticut 06830.

(4)	This information as to the beneficial ownership of shares of the Company’s common stock is based on the Schedule 13D dated March 8, 2008 filed with the Securities and Exchange Commission by Sellers Capital Master Fund, Ltd., Praetorian Value Fund, LLC and Sellers Capital LLC, on behalf of separate accounts it manages, and is based on 30,166,614 shares issued and outstanding. Sellers Capital Master Fund, Ltd. reports sole voting and dispositive power with respect to 1,947,386 of such shares, the Praetorian Value Fund LLC reports sole voting and dispositive power with respect to 119,000 of such shares and Sellers Capital LLC reports sole voting and dispositive power with respect to 22,236 of such shares. The principal business office of each of the reporting entities is 161 N Clark Street, Suite 4700, Chicago, Illinois 60601.

(5)	This information as to the beneficial ownership of shares of the Company’s common stock is based on the Schedule 13G dated February 14, 2008 filed with the Securities and Exchange Commission by Morgan Stanley and Morgan Stanley Investment Management Inc., and is based on 30,166,614 shares issued and outstanding. Morgan Stanley reports sole voting power with respect to 1,815,542 of such shares and sole dispositive power with respect to 1,956,348 of such shares. Morgan Stanley Investment Management Inc. reports sole voting power with respect to 1,765,134 of such shares and sole dispositive power with respect to 1,839,046 of such shares. The principal business office of Morgan Stanley is 1585 Broadway, New York, New York 10036, and the principal business office of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York 10036.

(6)	These shares of restricted stock vest over five years, with 100,000 shares vesting on the first anniversary of Mr. Eskowitz’s employment agreement, 125,000 on the second anniversary, 130,000 on the third anniversary and 135,000 on each of the fourth and fifth anniversaries.

(7)	The amount shown includes 75,000 shares of restricted stock that vests over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of Mr. Ingalls’s employment agreement.

(8)	The amount shown includes 20,000 shares of restricted stock that vest over a three-year period, with 33 1/3% of those shares vesting on each of the first, second and third anniversaries of Ms. Kellar’s employment agreement.

(9)	These shares are presently exercisable options held by Mr. Wainger.

(10)	These shares are presently exercisable options held by Mr. Zaller.

(11)	The amount shown includes presently exercisable options to purchase 212,500 shares of common stock.

(12)	The amount shown includes (i) 1,267,300 shares of common stock held as tenancy by the entireties by Mr. Geller and his wife, Judith Geller; (ii) presently exercisable options to purchase 712,500 shares of common stock; and a presently exercisable option held by Judith Geller to purchase 66,667 shares of common stock.

(13)	These shares of restricted stock vest on the first anniversary of the June 12, 2008 grant date provided Mr. Goodman is a director on that date.

(14)	The amount shown includes 4,000 shares of common stock held by Mr. Reed as custodian for his daughter; 33,207 shares beneficially owned by Mr. Reed’s wife, Elizabeth A. Reed; and presently exercisable options to purchase 16,667 shares of common stock.

(15)	These shares are presently exercisable options held by Mr. Couture.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in us.

Based solely on the written representations of our directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2008 all of our directors and officers timely complied with the filing requirements of Section 16(a), except that Mr. Sirmans did not timely file his initial statement of beneficial ownership of securities reporting no securities beneficially owned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On February 28, 2007, our wholly-owned subsidiary R.M.S. Titanic, Inc. entered into a sale agreement with Seaventures Ltd. pursuant to which Seaventures acquired from R.M.S. Titanic all of its ownership interest in the R.M.S. Carpathia for $3,000,000. We received $500,000 from Seaventures on February 28, 2007 and we received the remaining $2,500,000 from Seaventures on April 15, 2008. Also, on February 28, 2007, Seaventures purchased an option from us to present the first exhibition of objects recovered from the Carpathia together with certain of our Titanic artifacts. We received payment of $500,000 from Seaventures for the sale of this option on February 28, 2007. At the time we entered into the transaction with Seaventures, its principal, Joseph Marsh, was a holder of more than 5% of our common stock.

Judy Geller, the wife of our former executive chair, president and chief executive officer and current chairman of the board, was a consultant to us and received payments for services of approximately $100,000 during fiscal year 2008. Mrs. Geller provided consulting on our exhibition design, development and installation and catalog design and development. In addition, royalty payments to Mrs. Geller on the sale our exhibition catalogs of approximately $197,000 were paid during fiscal year 2008. Such payments were made by us and our co-presentation partner pursuant to a royalty arrangement.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Pursuant to policies and procedures adopted by our board of directors, our audit committee or our full board of directors reviews all relationships and transactions in which the company and our directors or executive officers, or their immediate family members, are participants in advance for review and approval. All existing related party transactions are reviewed at least annually by our audit committee or our full board of directors. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

During its review of such relationships and transactions, our audit committee or our full board of directors considers the following:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of The Nasdaq Stock Market and other relevant rules related to independence.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In order to curtail waste and reduce costs and in accordance with Securities and Exchange Commission rules, we deliver only one proxy statement and annual report to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of such shareholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to American Stock Transfer & Trust Co. at the telephone number and address noted below, a separate copy of our proxy statement and annual report to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our proxy statement and annual report in the future should contact American Stock Transfer & Trust Co., either by calling toll-free at 1-800-937-5449, or by writing to American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038. Finally, shareholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting American Stock Transfer & Trust Co. at the same number or address.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our 2009 annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2009 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than February 23, 2009. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act, as described above, may be brought before the 2009 annual meeting in accordance with our bylaws. Our bylaws describe the information required in any such notice and also require that we receive notice of such proposals not less than 45 days nor more than 60 days prior to the date of the annual meeting. Thus, for the 2009 annual meeting, assuming that it is held on Wednesday, August 5, 2009, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials between June 6, 2009 and June 21, 2009. In accordance with our bylaws, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2009 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce Eskowitz
President and Chief Executive Officer

Atlanta, Georgia
June 24, 2008

APPENDIX A

PREMIER EXHIBITIONS, INC.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of August   , 2008, is made and entered into by and between Premier Exhibitions, Inc., a Florida corporation (“Premier Florida”) and Premier Exhibitions, Inc., a Delaware corporation (“Premier Delaware”).

RECITALS

WHEREAS, Premier Florida is a corporation organized and existing under the laws of the State of Florida.

WHEREAS, Premier Delaware is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of Premier Florida.

WHEREAS, Premier Florida and Premier Delaware and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Premier Florida with and into Premier Delaware pursuant to the provisions of the Florida Business Corporation Act (the “FBCA”) and the Delaware General Corporation Law (the “DGCL”) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that Premier Florida shall be merged into Premier Delaware (the “Merger”) upon the terms and conditions hereinafter set forth.

ARTICLE 1.

PRINCIPAL TERMS OF THE MERGER

Section 1.1  Merger.  On the Effective Date (as defined in Section 4.1 hereof), Premier Florida shall be merged into Premier Delaware, the separate existence of Premier Florida shall cease and Premier Delaware (following the Merger referred to as the “Surviving Corporation”) shall operate under the name “Premier Exhibitions, Inc.” by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

Section 1.2  Certificate of Incorporation of the Surviving Corporation.  The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Premier Delaware as in effect on the date hereof without change unless and until amended in accordance with applicable law.

Section 1.3  Bylaws of the Surviving Corporation.  The Bylaws of the Surviving Corporation shall be the Bylaws of Premier Delaware as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

Section 1.4  Directors and Officers.  At the Effective Date of the Merger, the members of the Board of Directors (the “Board”), the Board committees and members thereof, and the officers of Premier Florida in office at the Effective Date of the Merger shall become the members of the Board, the Board committees and members thereof and the officers, respectively, of the Surviving Corporation, each of such directors, committee members and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and qualified.

ARTICLE 2.

CONVERSION, CERTIFICATES AND PLANS

Section 2.1  Conversion of Shares.  At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Common Stock.  Each share of Premier Florida’s Common Stock, $.0001 par value per share, issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation’s common stock, $.0001 par value per share (the “Surviving Corporation’s Common Stock”).

(b) Options.  Each option to acquire shares of Premier Florida’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock, which is equal to the number of shares of Premier Florida’s Common Stock that the optionee would have received had the optionee exercised such option in full immediately prior to the Effective Date of the Merger (whether or not such option was then exercisable) and the exercise price per share under each of said options shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option.

(c) Other Rights.  Any other right, by contract or otherwise, to acquire shares of Premier Florida’s Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation’s Common Stock which is equal to the number of shares of Premier Florida’s Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

(d) Cancellation of Premier Delaware Shares Held by Parent.  Each share of Premier Delaware’s common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by Premier Florida shall be canceled without any consideration being issued or paid therefor.

Section 2.2  Stock Certificates.  After the Effective Date of the Merger, each certificate theretofore representing issued and outstanding shares of Premier Florida’s Common Stock will thereafter be deemed to represent shares of the same class and series of capital stock of Premier Delaware. The holders of outstanding certificates theretofore representing Premier Florida’s Common Stock will not be required to surrender such certificate to Premier Florida.

Section 2.3  Employee Benefit and Compensation Plans.  At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which Premier Florida is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of Premier Florida provides for the issuance or purchase of, or otherwise relates to, Premier Florida’s Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation’s common stock.

ARTICLE 3.

TRANSFER AND CONVEYANCE OF ASSETS AND
ASSUMPTION OF LIABILITIES

Section 3.1  Effects of the Merger.  At the Effective Date of the Merger, the Merger shall have the effects specified in the FBCA, the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of Premier Florida and Premier Delaware, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in Premier Florida and Premier Delaware or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

Section 3.2  Additional Actions.  If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Premier Florida acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Premier Florida and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of Premier Florida or otherwise to take any and all such action.

ARTICLE 4.

APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE

Section 4.1  Approval.  This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Florida law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Department of State of Florida and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Florida and Delaware. The effective date (the “Effective Date”) of the Merger shall be the date on which the Merger becomes effective under the laws of Florida or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

Section 4.2  Amendments.  The Board of Directors of Premier Florida may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of Premier Florida may only be made to the extent permitted by the FBCA and the DGCL.

ARTICLE 5.

MISCELLANEOUS

Section 5.1  Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the filing of Articles of Merger and a Certificate of Merger with the Department of State of Florida and the Secretary of State of Delaware, respectively, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of Premier Florida and Premier Delaware.

Section 5.2  Descriptive Headings.  The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 5.3  Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Florida shall mandatorily apply to the Merger.

Section 5.4  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

PREMIER EXHIBITIONS, INC.
a Florida corporation

By:
Harold W. Ingalls, Chief Financial Officer

PREMIER EXHIBITIONS, INC.
a Delaware corporation

By:
Bruce D. Eskowitz, President and
Chief Executive Officer

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
PREMIER EXHIBITIONS, INC.

Article I.  The name of the Corporation is Premier Exhibitions, Inc.

Article II.  The address of the Corporation’s registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

Article III.  The Corporation is to have perpetual existence.

Article IV.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article V.  The Corporation shall have the authority to issue 40,000,000 shares of Common Stock with a par value of $0.0001 per share.

Article VI.  No holder of any shares of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of the Corporation of any class now or hereafter authorized, or any securities, exchangeable for, or convertible into such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

Article VII.  The business of the Corporation shall be managed by a Board of Directors consisting of not fewer than one person, the exact number to be determined from time to time in accordance with the Bylaws of the Corporation. The names and mailing addresses of the persons who are to serve as the initial Directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are elected and qualified are:

Name	Address

Douglas Banker	3340 Peachtree Rd., NE, Suite 2250 Atlanta, GA 30326
N. Nick Cretan	3340 Peachtree Rd., NE, Suite 2250 Atlanta, GA 30326
Bruce Eskowitz	3340 Peachtree Rd., NE, Suite 2250 Atlanta, GA 30326
Arnie Geller	3340 Peachtree Rd., NE, Suite 2250 Atlanta, GA 30326
Jonathan F. Miller	3340 Peachtree Rd., NE, Suite 2250 Atlanta, GA 30326
Alan Reed	3340 Peachtree Rd., NE, Suite 2250 Atlanta, GA 30326
James Yaffe	3340 Peachtree Rd., NE, Suite 2250 Atlanta, GA 30326

Article VIII.  The name of the incorporator is Daniel R. Kinel, Esq., and the address of the incorporator is Harter Secrest & Emery LLP, 1600 Bausch and Lomb Place, Rochester, NY 14604-2711. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware.

Article IX.  A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

B-1

If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of Directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, investigation, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees and disbursements), liability, loss, judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred or suffered by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Expenses (including attorneys’ fees) incurred by a person eligible for indemnification pursuant to the prior paragraph (an “Indemnitee”) in connection with any civil, criminal, administrative or investigative action, investigation, suit or proceeding shall be paid by the Corporation to the Indemnitee in advance of the final disposition of such action, investigation, suit or proceeding, provided, that to the extent required by the Delaware General Corporation Law, the Indemnitee has delivered to the Corporation an undertaking to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified for such expenses.

The rights conferred by this Article shall not be exclusive of any other right which the Corporation may now or hereafter grant, or any person may have or hereafter acquire, under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise. The rights conferred by this Article shall continue as to any person who shall have ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those provided herein.

IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this August   , 2008.

By:

B-2

APPENDIX C

BYLAWS
OF
PREMIER EXHIBITIONS, INC.
(A Delaware Corporation)

Article 1.

Offices

1.1  Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2  Other Offices.  The corporate office of Premier Exhibitions, Inc. (the “Corporation”) shall be established and maintained at 3340 Peachtree Rd, NE, Suite 2250, Atlanta, Georgia 30326. The Corporation may also have offices at such places within or without the State of Delaware as the Board of Directors may from time to time establish.

Article 2.

Stockholders

2.1  Place of Meetings.  Meetings of stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Delaware as the Board of Directors shall authorize.

2.2  Annual Meeting.  An annual meeting of stockholders shall be set during the month of August unless otherwise determined by the Board of Directors.

2.3  Special Meetings.  Special meetings of the stockholders may be called for any purpose or purposes by the Board of Directors or by the president of the Corporation or as otherwise provided by law. In addition, special meetings may be called by stockholders owning 66 2/3 percent of the shares of capital stock of the Corporation issued and outstanding and entitled to vote. Only such business as is stated in the written notice of a special meeting may be acted upon thereat. A meeting requested by stockholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made and the secretary shall issue the call for the meeting unless the president, the Board of Directors or the stockholders shall designate another to make said call.

2.4  Notice of Meetings.  Written notice of each meeting of stockholders shall state the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall be delivered personally or by first class mail to each stockholder of record having the right and entitled to vote at such meeting at his last address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any stockholder may waive notice of any meeting, either before, during or after the meeting.

No business may be transacted at a meeting of stockholders other than the business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the action of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by the stockholders of the Corporation in accordance with the provisions of these Bylaws.

In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than sixty (60) days prior to the date of the meeting of stockholders.

To be in proper written form a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder of such business, (v) if the Corporation is a Section 12(b) reporting company under the Securities Exchange Act of 1934, as amended, all information as required by Schedule 14A under this Act (i.e., the proxy rules), and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at a meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Article II Section 4, provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2.4 shall be deemed to preclude discussion by any stockholder of any such business. If the presiding officer at a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, such person shall declare at the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

2.5  Closing of Transfer Books and Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date for which the particular action, requiring such determination of stockholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

If the requirements of this Section 2.5 have not been complied with, the meeting shall, upon the demand of any stockholder in person or by proxy, be adjourned at the discretion of the presiding officer or chairman, or his designee, until the requirements are complied with. Failure to comply with the requirements of this Section 2.5 shall not affect the validity of any action taken at such meeting prior to the making of any such demand.

2.6  Voting.  Every stockholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share recorded in the stockholder’s name on the books of the Corporation on the record date. The books of records of stockholders shall be produced at the meeting upon the request of any stockholder. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. The affirmative vote of a majority of the shares represented at the meeting shall be the act of the stockholders.

2.7  Quorum.  The presence in person or by proxy, of stockholders holding a majority of the shares of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In no event shall a meeting be held with less than one-third (1/3) of the shares entitled to vote at the meeting. In case a quorum shall not be present at any meeting, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until the requisite amount of shares entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (ii) otherwise to exercise effectively their voting rights. Prior to the time when any meeting is convened the officer who would be the presiding officer at such meeting, if directed by the Board, may postpone the meeting if the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (ii) otherwise to exercise effectively their voting rights.

2.8  Proxies.  At any stockholders’ meeting or any adjournment thereof, any stockholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after eleven months from the date thereof unless otherwise provided in the proxy. In the event a proxy provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated, unless the proxy shall provide otherwise.

Article 3.

Directors

3.1  Board of Directors.  The business of the Corporation shall be managed and its corporate powers exercised by a Board of Directors consisting of no fewer than three but not more than nine. It shall not be necessary for directors to be residents of the State of Delaware or stockholders. All regularly scheduled meetings of the Board of Directors shall be chaired by the chairman of the board of the Corporation. The Board of Directors, in addition to appointing a chairman of the board, shall also from time to time designate one of the members of the Board as the vice chairman, which director shall preside at all meetings of the Board of Directors and all meetings of the Corporation’s stockholders in the absence of the chairman of board. The chairman of the board shall not be an officer of the Corporation.

3.2  Election and Term of Directors.  Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until the director’s successor has been elected and qualified, or until prior resignation or removal.

3.3  Vacancies.  Any vacancy occurring in the Board of Directors including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

3.4  Removal of Directors.  Any of the directors may be removed with cause by a vote of the majority of the Board of Directors at a special meeting of directors called for that purpose.

Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the stockholders of three-quarters (3/4) of the shares then entitled to vote at an election of directors.

3.5  Resignation.  A director may resign at any time by giving written notice to the Board, the president, or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

3.6  Quorum of Directors.  A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

3.7  Place and Time of Board Meetings.  The Board of Directors may hold its meetings at the office of the Corporation or at such other places, either within or without the State of Delaware as it may from time to time determine. Participation in a meeting by communication methods whereby all persons can hear each other at the same time shall constitute presence in person at a meeting.

3.8  Annual Meeting.  An annual meeting of Board of Directors shall be set during the month of August unless otherwise determined by the Board of Directors.

3.9  Notice and Meeting of the Board of Directors.  Regular meetings of the Board of Directors may be held without notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

3.10  Executive and Other Committees.  The Board, by resolution, may designate from among its members two or more of their number to one or more committees, which, to the extent provided in said resolution or those Bylaws may exercise the powers of the Board in the management of the business of the Corporation.

3.11  Compensation.  The Board of Directors shall have the authority to fix the compensation of directors.

3.12  Nomination of Directors and Advance Notice Thereof.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (ii) by the stockholders of the Corporation in accordance with the provisions of the Bylaws. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than sixty (60) days prior to the date of the meeting of stockholders.

To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.12. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Article 4.

Officers

4.1  Officers, Election and Term.

(a) The Board of Directors may elect or appoint a a chief executive officer, a president, a vice-president, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

(b) In the event of the death, resignation, or removal of an officer, the Board of Directors in its discretion may elect or appoint a successor to fill the un-expired term.

(c) Any two or more offices may be held by the same person.

(d) The salaries of all officers shall be fixed by the Board.

(e) The directors may require any officer to give security for the faithful performance of his duties.

4.2  President.  The president shall be the chief executive officer of the Corporation (and may also be given such title of office) and shall have the general powers and duties of supervision and management usually vested in the office of president of a Corporation. He shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the secretary or the treasurer or an assistant secretary or an assistant treasurer.

4.3  Vice-Presidents.  During the absence or disability of the president, the vice-president, if one be elected, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the Board shall prescribe.

4.4  Secretary.  The secretary shall attend all meetings of the Board of Directors and of the stockholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings of stockholders and of special meetings of the Board, keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board, when required prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board, or assigned to him by the president.

4.5  Assistant-Secretaries.  During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have the powers and functions of the secretary.

4.6  Treasurer.  The treasurer shall have custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board, disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors and preserve proper vouchers for such disbursements, render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all transactions as treasurer and of the financial condition of the Corporation, render a full financial report at the annual meeting of the stockholders if so requested, be furnished by all corporate officers and agents on request with such reports and statements as required as to all financial transactions of the Corporation, and perform such other duties as are given by these Bylaws or as from time to time are assigned by the Board or the president.

4.7  Assistant-Treasurer.  During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the treasurer.

4.8  Sureties And Bonds.  In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of their duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into their hands.

Article 5.

Certificates For Shares

5.1  Certificates.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated and may be evidenced by a book-entry system maintained by the Corporation’s transfer agent. Except as otherwise expressly provided by law, the rights and obligations of the holders of any uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. If the shares are to be represented by certificates, they shall (i) be numbered and entered in the books of the Corporation as they are issued, (ii) exhibit the holder’s name and the number of shares and (iii) shall be signed by the president or a vice-president and the secretary or an assistant secretary and shall bear the corporate seal. When certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles.

5.2  Lost or Destroyed Certificates.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificates or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

5.3  Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. All transfers shall be made in accordance with applicable law.

Article 6.

Dividends

The Board of Directors may out of funds legally available therefore at any regular or special meeting, declare dividends upon the shares of the Corporation in cash, property or its own shares as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

Article 7.

Corporate Seal

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, DELAWARE.” The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

Article 8.

Execution of Instruments

All corporate instruments and documents shall be signed, counter-signed, executed, verified, or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.

Article 9.

Fiscal Year

The fiscal year shall begin the first day of March in each year or such other day as the Board of Directors may from time to time decide.

Article 10.

Notice and Waiver of Notice

Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons, entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article 11.

Construction

Whenever a conflict arises between the language of these Bylaws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

Article 12.

Stockholder Action by Written Consent

Any action by written consent of stockholders must be signed by the holders of three quarters (3/4) of the outstanding stock entitled to vote if such action is for the removal of any director or the entire Board of Directors. Any written consent solicitation must strictly comply with the requirements of Section 228 of the Delaware General Corporation Law. All stockholder written consent solicitations must contain the information described in Section 2.4 and Section 3.12 of the Bylaws to be effective. Failure to include the information described in Section 2.4 and Section 3.12 will result in such stockholder consent solicitation being considered void. It is the intent of this Bylaw to provide all stockholders sufficient information to consider fully the proposals to be acted upon by the stockholders so that the stockholders may effectively exercise their voting rights by having the same information made available to stockholders in a written consent solicitation that would otherwise be made available in a notice of a meeting pursuant to the provisions of these Bylaws.

Article 13.

Amendments

The Board of Directors may adopt, alter, amend, or repeal these Bylaws. Stockholders of the Corporation shall have the power to alter, repeal, amend or rescind these Bylaws provided, however, that the affirmative vote of at least three-quarters (3/4) of the outstanding shares of the Corporation entitled to vote thereon, voting together as a single class, shall be required for stockholders of the Corporation to adopt, amend, alter, repeal or rescind the Bylaws.

Approved and Adopted:
August   , 2008

ANNUAL MEETING OF SHAREHOLDERS OF
PREMIER EXHIBITIONS, INC.
August 6, 2008
Please mark, sign, date and
mail your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 20930300000000000000 7	080608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors - to elect nine directors; (check one box only):

☐	FOR ALL NOMINEES	NOMINEES:
		¡ ¡	Bruce Eskowitz Douglas Banker
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	N. Nick Cretan Arnie Geller Gregg M. Goodman
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡	Harold W. Ingalls Jonathan F. Miller Alan B. Reed James S. Yaffe

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve the Company’s merger with and into its wholly-owned Delaware subsidiary, Premier Exhibitions, Inc., for the sole purpose of changing the Company’s domicile to Delaware.	☐	☐	☐

3.	To ratify the selection of Kempisty & Company, Certified Public Accountants, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2009.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any adjournments thereof.

The Board of Directors has fixed the close of business on June 18, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NINE NAMED NOMINEES FOR DIRECTOR. UNLESS SPECIFIED OTHERWISE, A SIGNED PROXY WILL BE VOTED “FOR” PROPOSALS 2 AND 3.

To vote in accordance with the recommendations of the Board of Directors, just sign, date and return this proxy-no boxes need be checked.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder                                                      Date:                       Signature of Shareholder                                                     Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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■
PREMIER EXHIBITIONS, INC.
PROXY

ANNUAL MEETING OF THE SHAREHOLDERS, AUGUST 6, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bruce Eskowitz and Brian Wainger, or either of them, with full power of substitution, attorneys and proxies of the undersigned and hereby authorizes either of them to represent and to vote all the shares of common stock of Premier Exhibitions, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on Wednesday, August 6, 2008, at 8:00 a.m., local time, or any adjournment, postponement or rescheduling thereof, upon such business as may properly come before such Annual Meeting, including the items set forth on the reverse side. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.
(Continued and to be signed on the reverse side)

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